                                                                     EXHIBIT 2.1

                               STOCK PURCHASE AGREEMENT

                                        among

                             GENSTAR CAPITAL CORPORATION,
                         ONTARIO TEACHERS' PENSION PLAN BOARD
                                         and
               THE MANAGEMENT STOCKHOLDERS LISTED ON SCHEDULE I HERETO,
                                     as Sellers;

                             GENSTAR CAPITAL CORPORATION,
                           as the Sellers' Representative;

                                GENTEK HOLDINGS, INC.
                                         and
                           GENTEK BUILDING PRODUCTS, INC.;

                                         and

                         AMERIMAX FABRICATED PRODUCTS, INC.,
                                     as Purchaser

                              Dated as of April 28, 1997

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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                      ARTICLE I

                                     DEFINITIONS

SECTION 1.01. Certain Defined Terms..........................................  2
SECTION 1.02. Certain Rules of Construction.................................. 12

                                      ARTICLE II

                                  PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Shares................................ 12
SECTION 2.02. Purchase Price................................................. 13
SECTION 2.03. Closing........................................................ 13
SECTION 2.04. Closing Deliveries by the Sellers.............................. 13
SECTION 2.05. Closing Deliveries by Purchaser................................ 13
SECTION 2.06. Purchase Price Adjustment...................................... 13

                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE SELLERS,
                              GENTEK HOLDINGS AND GENTEK

SECTION 3.01. Authority Relative to this Agreement........................... 16
SECTION 3.02. Organization and Qualification of Gentek Holdings and Gentek... 16
SECTION 3.03. Capital Stock of Gentek Holdings and Gentek; Ownership of the
              Shares......................................................... 16
SECTION 3.04. No Conflict.................................................... 17
SECTION 3.05. Governmental Consents and Approvals............................ 17
SECTION 3.06. Financial Information.......................................... 17
SECTION 3.07. No Undisclosed Liabilities..................................... 18
SECTION 3.08. Receivables.................................................... 18
SECTION 3.09. Inventories.................................................... 18
SECTION 3.10. Conduct in the Ordinary Course; Absence of Material Adverse
              Effect......................................................... 19
SECTION 3.11. Litigation..................................................... 20
SECTION 3.12. Compliance with Laws........................................... 20
SECTION 3.13. Environmental Matters.......................................... 21
SECTION 3.14. Material Contracts............................................. 21


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                                  ii


SECTION 3.15. Intellectual Property.......................................... 23
SECTION 3.16. Real Property.................................................. 24
SECTION 3.17. Assets......................................................... 24
SECTION 3.18. Employee Benefit Matters....................................... 25
SECTION 3.19. Labor and Employment Matters................................... 26
SECTION 3.20. Taxes.......................................................... 26
SECTION 3.21. Accounts; Lockboxes; Safe Deposit Boxes........................ 27
SECTION 3.22. Brokers........................................................ 27
SECTION 3.23. Customers and Suppliers........................................ 28
SECTION 3.24. Affiliated Transactions........................................ 28
SECTION 3.25. Insurance...................................................... 28
SECTION 3.26. Warranties..................................................... 28

                                      ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 4.01. Organization and Authority of Purchaser........................ 29
SECTION 4.02. No Conflict.................................................... 29
SECTION 4.03. Governmental Consents and Approvals............................ 29
SECTION 4.04. Private Placement.............................................. 30
SECTION 4.05. Investigation.................................................. 30
SECTION 4.06. Financing...................................................... 31
SECTION 4.07. Litigation..................................................... 31
SECTION 4.08. Brokers........................................................ 31

                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing....................... 32
SECTION 5.02. Access to Information.......................................... 32
SECTION 5.03. Confidentiality................................................ 33
SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents...... 33
SECTION 5.05. Notice of Developments......................................... 33
SECTION 5.06. Use of Name.................................................... 34
SECTION 5.07. Ancillary Agreements........................................... 34
SECTION 5.08. Restructuring.................................................. 34
SECTION 5.09. Conveyance Taxes............................................... 35
SECTION 5.10. Exclusive Dealing.............................................. 35
SECTION 5.11. Intercompany Accounts.......................................... 35
SECTION 5.12. Alcan Note..................................................... 35


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                                  iii


SECTION 5.13. Fabral Employee Plan Contributions............................. 35
SECTION 5.14. Further Action................................................. 35

                                      ARTICLE VI

                                   EMPLOYEE MATTERS

SECTION 6.01. Employees...................................................... 36
SECTION 6.02. Collective Bargaining Agreements............................... 37

                                     ARTICLE VII

                                CONDITIONS TO CLOSING

SECTION 7.01. Conditions to Obligations of the Sellers and Purchaser......... 37
SECTION 7.02. Additional Condition to Obligations of the Sellers............. 38
SECTION 7.03. Additional Conditions to Obligations of Purchaser.............. 39

                                     ARTICLE VIII

                                TERMINATION AND WAIVER

SECTION 8.01. Termination.................................................... 42
SECTION 8.02. Effect of Termination.......................................... 42
SECTION 8.03. Waiver......................................................... 43

                                      ARTICLE IX

                                    MISCELLANEOUS

SECTION 9.01. Representations, Warranties, Covenants and Agreements Not to
              Survive........................................................ 43
SECTION 9.02. Exclusive Remedy............................................... 43
SECTION 9.03. Adjustment to Purchase Price................................... 44
SECTION 9.04. Indemnification by Purchaser................................... 44
SECTION 9.05. Expenses....................................................... 46
SECTION 9.06. Notices........................................................ 47
SECTION 9.07. Public Announcements........................................... 47
SECTION 9.08. Headings....................................................... 47
SECTION 9.09. Severability................................................... 47
SECTION 9.10. Entire Agreement............................................... 47
SECTION 9.11. Assignment..................................................... 48

SECTION 9.12. No Third Party Beneficiaries................................... 48
SECTION 9.13. Amendment...................................................... 48
SECTION 9.14. Governing Law.................................................. 48
SECTION 9.15. Counterparts................................................... 48
SECTION 9.16. Specific Performance........................................... 48
SECTION 9.17. Waiver of Jury Trial........................................... 49
SECTION 9.18. Liquidated Damages............................................. 49


                                       EXHIBITS


EXHIBIT 1.01(a)    Form of Indemnification Agreement
EXHIBIT 1.01(b)    Form of Noncompetition Agreement
EXHIBIT 1.01(c)    Form of Sellers' Representative Agreement
EXHIBIT 1.01(d)    Form of Transition Services Agreement
EXHIBIT 5.08(f)    Restructuring Agreement
EXHIBIT 7.02(v)    Form of Opinion of Purchaser's Counsel
EXHIBIT 7.03(vii)  Form of Opinion of Sellers' Counsel

                               STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of April 28, 1997 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), among GENSTAR CAPITAL CORPORATION, a corporation organized and existing under the laws of the Province of Alberta, Canada ("Genstar"), the ONTARIO TEACHERS' PENSION PLAN BOARD, a non-share capital corporation organized and existing under the Teachers' Pension Act R.S.O 1990, C.T.I. (Ontario) ("OTPPB"), and the MANAGEMENT STOCKHOLDERS of Gentek Holdings (as defined below) listed on Schedule I hereto (the "Management Stockholders" and, together with Genstar and OTPPB, the "Sellers"), as sellers; GENSTAR CAPITAL CORPORATION, a corporation organized and existing under the laws of the Province of Alberta, Canada (the "Sellers' Representative") (or such other person or persons as may succeed Genstar (or any successor thereto) in accordance with the terms of the Sellers' Representative Agreement (as defined below)), as the Sellers' representative hereunder; GENTEK HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek Holdings"), and GENTEK BUILDING PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek") and a direct wholly owned subsidiary of Gentek Holdings; and AMERIMAX FABRICATED PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware ("Purchaser"), as purchaser;


                                 W I T N E S S E T H:

         WHEREAS, the Sellers own all of the issued and outstanding shares (the "Shares") of capital stock of Gentek Holdings;

         WHEREAS, Gentek Holdings owns all of the issued and outstanding shares of capital stock of Gentek;

         WHEREAS, Gentek, through its Fabral-Registered Trademark- division, is engaged in the business of designing, manufacturing and distributing metal roofing and siding products for the agricultural, commercial and industrial markets at or from various locations in the United States (the "Business");

         WHEREAS, pursuant hereto, the Sellers, Gentek Holdings, Gentek, Gentek Restructuring Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware ("Newco Holdings"), and Gentek Restructuring, Inc., a corporation organized and existing under the laws of the State of Delaware ("Newco") and a direct wholly owned subsidiary of Newco Holdings, will enter into a restructuring agreement (the "Restructuring Agreement"), pursuant to which Gentek Holdings and Gentek will transfer to Newco Holdings and Newco all of the assets of Gentek Holdings and Gentek other than the assets necessary (giving effect to the Transition Services Agreement) for the conduct of the Business (the "Transferred Assets"), and Newco Holdings and Newco will assume all of the

Liabilities of Gentek Holdings and Gentek, other than the Liabilities of the Business and the Liabilities to be satisfied and discharged pursuant to this Agreement (the "Transferred Liabilities"), in each case on the terms and subject to the conditions set forth in the Restructuring Agreement (collectively, the "Restructuring");

         WHEREAS, the boards of directors and stockholders of Gentek Holdings and Gentek have unanimously approved the Restructuring and the Restructuring Agreement; and

         WHEREAS, the Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from the Sellers, the Shares, all upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.01. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

         "Accounting Policies and Procedures" shall mean the accounting policies and procedures used by Gentek in connection with the preparation of the Reference Balance Sheet, except (i) that the value of aluminum, steel and resin included in Inventory, whether standing alone as raw materials or incorporated as work-in-process or finished products, shall be reflected at their replacement cost net of any unamortized Inventory valuation reserve, (ii) that there shall be no rationalization accrual, (iii) that cash, cash equivalents and cash overdrafts shall be excluded from the calculation of tangible net assets of the Business and (iv) as otherwise described in Section 1.01(a) of the Disclosure Schedule. For purposes of this Agreement, the Accounting Policies and Procedures were used only in connection with the preparation of the Reference Balance Sheet and shall not be deemed to qualify or modify other accounting policies and procedures and accounting terms as applicable under the terms hereof.

         "Action" shall mean any claim, charge, complaint, action, suit, arbitration, grievance, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Adjustment Amount" shall have the meaning specified in Section
2.06(A).

         "Adjustment Statement" shall mean a statement prepared by Purchaser's Accountants setting forth its determination of the Year-End Net Assets, the Closing Date Net Assets and the Closing Date Funded Debt.

         "affiliate" shall mean, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

         "Agreement" shall have the meaning specified in the preamble to this Agreement.

         "Alcan Note" shall mean the promissory note, dated December 21, 1994, in the original principal amount of $25,000,000 made by Gentek Holdings to the order of Alcan Aluminum Corporation.

         "Ancillary Agreements" shall mean the Indemnification Agreement, the Letter of Credit, the Noncompetition Agreement, the Sellers' Representative Agreement and the Transition Services Agreement.

         "Assets" shall have the meaning specified in Section 3.17.

         "Business" shall have the meaning specified in the recitals to this Agreement.

         "business day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

         "Canadian Loan Documents" means the documents listed in
Section 1.01(b) of the Disclosure Schedule.

         "Class A Common Stock" shall have the meaning specified in Section
3.03.

         "Class B Common Stock" shall have the meaning specified in Section
3.03.

         "Class C Common Stock" shall have the meaning specified in Section
3.03.

         "Class D Common Stock" shall have the meaning specified in Section
3.03.

         "Closing" shall have the meaning specified in Section 2.03.

         "Closing Date" shall have the meaning specified in Section 2.03.

         "Closing Date Balance Sheet" shall mean the audited consolidated balance sheet of Gentek Holdings and Gentek, after giving effect to the pro forma effect of the Restructuring, as at the close of business on the Closing Date, prepared in accordance with U.S. GAAP.

         "Closing Date Funded Debt" shall mean the Funded Debt as of the Closing Date, if any, as reflected on the Closing Date Balance Sheet.

         "Closing Date Net Assets" shall mean the Tangible Net Assets as of the Closing Date, as reflected on the Closing Date Balance Sheet, determined in accordance with U.S. GAAP.

         "Code" shall mean the Internal Revenue Code of 1986, as amended through the date hereof.

         "Confidentiality Agreement" shall mean the letter agreement, dated as of October 9, 1996, between Credit Suisse First Boston Corporation, as agent for Gentek and its affiliates, and Citicorp Venture Capital, Ltd.

         "control" (including the terms "controlled by" and "under common control with") shall mean, with respect to the relationship between or among two or more persons, the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

         "Disclosure Schedule" shall mean the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

         "Encumbrance" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind.

         "Environmental Claim" shall mean any action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials.

         "Environmental Law" shall mean any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources.

         "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended through the date hereof.

         "Fabral Employee Plans" shall have the meaning specified in Section
3.18.

         "Fabral Employees" shall have the meaning specified in Section
6.01(a).

         "Financial Statements" shall have the meaning specified in Section
3.06.

         "Funded Debt" means, without duplication, the aggregate amount of all obligations due under indebtedness for borrowed money and capitalized leases (as determined in accordance with U.S. GAAP) of Gentek, Gentek Holdings, and their respective Subsidiaries, in each case after giving effect to the Restructuring, including, without limitation, all obligations for principal, interest, premiums, fees, expenses, overadvances, overdrafts, breakage costs and indemnities due thereunder; provided, that in no event shall Funded Debt include indebtedness incurred by Purchaser, Gentek, or Gentek Holdings at the Closing for purposes of financing Purchaser's acquisition of the Shares hereunder.

         "Genstar" shall have the meaning specified in the preamble to this Agreement.

         "Gentek Holdings" shall have the meaning specified in the recitals to this Agreement.

         "Gentek" shall have the meaning specified in the recitals to this Agreement.

         "Governmental Authority" shall mean any national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Materials" shall mean (i) petroleum and petroleum products, by products and breakdown products, radioactive materials, asbestos containing materials and polychlorinated biphenyls, and (ii) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indemnification Agreement" shall mean the agreement to be entered into between Newco Holdings, Newco and Purchaser substantially in the form attached hereto as Exhibit 1.01(a).

         "Independent Accounting Firm" shall have the meaning specified in
Section 2.06(e).

         "Intellectual Property" shall mean the Owned Intellectual Property and the Licensed Intellectual Property.

         "Intellectual Property Rights" shall mean all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all mask works; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information, marketing materials and all other proprietary rights.

         "Inventories" shall mean all inventory, merchandise, finished goods, raw materials, packaging, supplies and other personal property related to the Business or, after giving effect to the Restructuring, maintained, held or stored by or for Gentek Holdings or Gentek on the Closing Date.

         "Investment" as applied to any person means (i) any direct or indirect purchase or other acquisition by such person of any notes, obligations, instruments, stock, securities, or ownership interest (including partnership interests, limited liability company interests, and joint venture interests) of any other person and (ii) any capital contribution by such person to any other person.

         "IRS" shall mean the Internal Revenue Service of the United States.

         "knowledge" shall mean, with respect to any specified person, (i) if such person is an individual, the actual knowledge of such person, and (ii) if such person is not an individual, the actual knowledge of any executive officer or director (or other individual serving in a similar capacity) of such person.

         "Law" shall mean any national, federal, state, municipal or local or other statute, law, common law, ordinance, regulation, rule, code, order, other requirement or rule of law.

         "Leased Real Property" shall mean, after giving effect to the Restructuring, the real property leased by Gentek Holdings or Gentek, as tenant, together with, to the extent leased by Gentek Holdings or Gentek, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all material fixtures, systems, equipment and items of personal property of Gentek Holdings or Gentek attached or appurtenant thereto, and all material easements, licenses, rights and appurtenances relating to the foregoing.

         "Leased Tangible Personal Property" shall mean, after giving effect to the Restructuring, all material machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property leased by Gentek Holdings or Gentek, as lessee.

         "Letter of Credit" shall mean the letter of credit to be issued for the benefit of Purchaser and for the account of Newco Holdings, in form and substance reasonably satisfactory to Newco Holdings, the Sellers' Representative and Purchaser, which shall provide credit support for the indemnification obligations of Newco Holdings and Newco under the Indemnification Agreement, substantially on the terms set forth in Section 5(d) of the Indemnification Agreement and Schedule I thereto.

         "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

         "Licensed Intellectual Property" shall mean, after giving effect to the Restructuring, all Intellectual Property Rights licensed or sublicensed to Gentek Holdings or Gentek from a third party.

         "Management Stockholders" shall have the meaning specified in the preamble to this Agreement.

         "Material Adverse Effect" shall mean, after giving effect to the Restructuring, any circumstance, change in, or effect on the Business that,
(i) individually or in the
aggregate with any other circumstances, changes in, or effects on the Business is, or could be, materially adverse to the business, operations, Assets or Liabilities, results of operations or condition (financial or otherwise) of the Business or (ii) materially and adversely affects the ability of the Sellers, Gentek Holdings, Gentek, Newco or Newco Holdings to consummate the transactions contemplated hereby and to perform their respective obligations hereunder.

         "Material Contracts" shall have the meaning specified in Section 3.14.

         "Newco Holdings" shall have the meaning specified in the recitals to this Agreement.

         "Newco" shall have the meaning specified in the recitals to this Agreement.

         "Noncompetition Agreement" shall mean the agreement to be entered into among Newco Holdings, Newco and Purchaser substantially in the form attached hereto as Exhibit 1.01(b).

         "Objection Notice" shall have the meaning specified in
Section 2.06(c).

         "OTPPB" shall have the meaning specified in the preamble to this Agreement.

         "Owned Intellectual Property" shall mean, after giving effect to the Restructuring, all Intellectual Property Rights owned by Gentek Holdings or Gentek

         "Owned Real Property" shall mean, after giving effect to the Restructuring, the real property owned by Gentek Holdings or Gentek, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all material fixtures, systems, equipment and items of personal property of Gentek Holdings or Gentek attached or appurtenant thereto and all material easements, licenses, rights and appurtenances relating to the foregoing.

         "Owned Tangible Personal Property" shall mean, after giving effect to the Restructuring, all material machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property owned by Gentek Holdings or Gentek

         "Percentage Share" shall mean, with respect to each Seller, the fraction obtained by dividing (i) the number of Shares set forth opposite such Seller's name on Schedule I hereto and (ii) the total number of Shares.

         "Permitted Encumbrances" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

              (i) liens for Taxes, assessments, charges, levies or other claims not yet due and payable, or the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been made on the Reference Balance Sheet;

              (ii) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens which relate to payment obligations which are not yet delinquent and have been incurred in the ordinary course of business;

              (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;

              (iv)  Encumbrances and imperfections of title set forth in Section
    3.16 of the Disclosure Schedule; and

              (v) any other Encumbrances and imperfections of title that do not materially and adversely affect the value or use of the affected property or consummation of the transactions contemplated hereby.

         "person" shall mean any individual, partnership, firm, corporation, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Purchase Price" shall have the meaning specified in Section 2.02.

         "Purchaser" shall have the meaning specified in the preamble to this Agreement.

         "Purchaser's Accountants" shall mean Coopers & Lybrand LLP, in their capacity as independent certified public accountants for Purchaser.

         "Real Property" shall mean the Leased Real Property and the Owned Real Property.

         "Receivables" shall mean, after giving effect to the Restructuring, any and all accounts receivable, notes and other amounts receivable by Gentek Holdings or Gentek from third parties, arising from the conduct of the Business before the Closing Date, together with all unpaid financing charges accrued thereon.

         "Reference Balance Sheet" shall mean the unaudited pro forma consolidated balance sheet of Gentek Holdings and Gentek, after giving effect to the Restructuring, dated as of December 31, 1996, a copy of which is set forth in Section 3.06 of the Disclosure Schedule.

         "Reference Balance Sheet Date" shall mean December 31, 1996.

         "Regulations" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         "Restructuring" shall have the meaning specified in the recitals to this Agreement.

         "Restructuring Agreement" shall have the meaning specified in the recitals to this Agreement.

         "Retained Names and Marks" shall have the meaning specified in
Section 5.06.

         "Returns" shall mean all Tax returns, reports and forms relating to Gentek Holdings or Gentek that are due on or before the Closing Date.

         "Securities Act" shall have the meaning specified in Section 4.04(a).

         "Sellers" shall have the meaning specified in the preamble to this Agreement.

         "Sellers' Representative" shall have the meaning specified in the preamble to this Agreement.

         "Sellers' Representative Agreement" shall mean the agreement to be entered into among the Sellers and the Sellers' Representative substantially in the form attached hereto as Exhibit 1.01(c).

         "Subsidiary" means, with respect to any person, any other corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that person or a combination thereof.

         "Tangible Net Assets" means (i) the total tangible assets of the Business less (ii) the total Liabilities of the Business, in each case after giving effect to the Restructuring and as determined in accordance with U.S. GAAP applied on a basis consistent with past practice, but excluding cash and cash equivalents, Liabilities for corporate income taxes (deferred and current), Liabilities comprising Funded Debt, intangible assets of the Business and intercompany accounts of Gentek and Gentek Holdings. In no event shall the determination of Tangible Net Assets take into account the assets or Liabilities to be transferred to Newco or Newco Holdings pursuant to the Restructuring Agreement.

         "Tangible Personal Property" shall mean the Leased Tangible Personal Property and the Owned Tangible Personal Property.

         "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, (i) taxes or other charges on or with respect to income, franchises, concessions, windfall or other profits, gross receipts, property, sales, use, capital, gains, capital stock or shares, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; (iii) license, registration and documentation fees; and (iv) customs duties, tariffs, and similar charges.

         "Tax Attributes" shall mean net operating losses, capital losses and tax credits, and carryovers thereof, for purposes of federal income or state income or franchise taxes.

         "Third Party Claims" shall have the meaning specified in
Section 9.04(e).

         "Threshold Amount" shall have the meaning specified in
Section 9.04(b).

         "Transferred Assets" shall have the meaning specified in the recitals to this Agreement.

         "Transferred Liabilities" shall have the meaning specified in the recitals to this Agreement.

         "Transition Services Agreement" shall mean the transition services agreement to be entered into between Gentek Restructuring, Inc. and Gentek Building Products, Inc. substantially in the form attached hereto as Exhibit 1.01(d).

         "U.S. GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved and in accordance with the provisions of Regulation S-X promulgated under the Securities Act and the Securities Exchange Act of 1934, as amended.

         "U.S. Loan Documents" means the documents listed in Section 1.01(c) of the Disclosure Schedule.

         "Year-End Balance Sheet" shall mean the audited pro forma consolidated balance sheet of Gentek Holdings and Gentek, after giving effect to the Restructuring, dated as of December 31, 1996, prepared in accordance with U.S. GAAP.

         "Year-End Net Assets" shall mean the Tangible Net Assets as of December 31, 1996, as reflected on the Year-End Balance Sheet, determined in accordance with U.S. GAAP.

         SECTION 1.02. Certain Rules of Construction. (a) All references in this Agreement to the Reference Balance Sheet shall be construed to be references to information set forth on the face of the Reference Balance Sheet, without taking account of any footnotes thereto or any of the enumerated matters listed in Section 1.01(a) of the Disclosure Schedule.

         (b) In the event that any term of the Restructuring Agreement in respect of any matter addressed therein should be inconsistent with any term of this Agreement addressing such matter, the term of this Agreement shall govern in respect of such matter.


                                      ARTICLE II

                                  PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, each Seller shall sell, assign, transfer, convey and deliver to Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser, free and clear of all Encumbrances, and Purchaser shall purchase from each Seller, the Shares owned by such Seller as set forth opposite such Seller's name on Schedule I hereto free and clear of all Encumbrances.

         SECTION 2.02. Purchase Price. Subject to the adjustments provided for in Section 2.06, the aggregate purchase price for the Shares shall be $72,000,000 plus all cash and cash equivalents reflected on the books of Gentek Holdings and Gentek at the close of business on the business day immediately preceding the Closing Date after giving effect to the Restructuring (such amount, the "Purchase Price").

         SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at a location mutually agreed between the Sellers' Representative and Purchaser, at 10:00 a.m., local time, on July 14, 1997, or at such other place or at such other time or on such other date as the Sellers' Representative, on behalf of the Sellers, and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.04. Closing Deliveries by the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, with all required stock transfer tax stamps affixed, (ii) a receipt for the Purchase Price and (iii) all closing documents required to be delivered by the Sellers, Gentek, or Gentek Holdings pursuant to
Section 7.03 that have not been delivered prior to the Closing.

         SECTION 2.05. Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered to the Sellers' Representative, on behalf of the Sellers (i) the Purchase Price by wire transfer in immediately available funds to the bank account or accounts designated by the Sellers' Representative in writing not fewer than two business days prior to the Closing to be disbursed in accordance with the Restructuring Agreement and (ii) all closing documents required to be delivered by Purchaser pursuant to Section 7.02 that have not been delivered prior to the Closing.

         SECTION 2.06. Purchase Price Adjustment. (a) The Purchase Price shall be (i) increased by the amount by which, if any, the Closing Date Net Assets exceeds the Year-End Net Assets, and (ii) decreased by the amount of Closing Date Funded Debt, if any, plus the amount by which, if any, the Closing Date Net Assets are less than the Year-End Net Assets (such net increase or decrease, as the case may be, the "Adjustment Amount").

         (b)  In the event of a decrease in the Purchase Price pursuant to this
Section 2.06, the Sellers shall pay, within three business days of written demand therefor, an amount equal to the Adjustment Amount by certified check or wire transfer of immediately available funds to Purchaser's account, as designated by Purchaser. In the event of an increase in the Purchase Price pursuant to this Section 2.06, Purchaser shall pay, within three business days of written demand therefor, an amount equal to the Adjustment Amount by certified check or wire transfer of immediately available funds to the Sellers' accounts, as designated by the Sellers' Representative. Any payment of the Adjustment Amount, whether by Purchaser or by Sellers shall be made together with interest thereon accruing from the Closing Date to the date of payment at a fluctuating rate per annum of interest equal to the rate per annum announced by Citibank, N.A. as its base rate in effect from time to time.

         (c) On or before the 60th day after the Closing Date, Purchaser shall prepare the Year-End Balance Sheet, the Closing Date Balance Sheet and the Adjustment Statement, and Purchaser shall deliver a copy of the Year-End Balance Sheet, the Closing Date Balance Sheet and the Adjustment Statement to the Sellers' Representative. The Year-End Balance Sheet and the Closing Date Balance Sheet shall be prepared in accordance with the accounting principles set forth in Section 2.06(f) below. On or prior to the 30th day after the Sellers' Representative's receipt of the Year-End Balance Sheet, the Closing Date Balance Sheet and the Adjustment Statement, the Sellers' Representative may give Purchaser a written notice stating in reasonable detail the Sellers' Representative's objections and the bases therefor (an "Objection Notice") to the Year-End Balance Sheet, the Closing Date Balance Sheet and/or the Adjustment Statement. If the Sellers' Representative does not give Purchaser an Objection Notice within such 30-day period, then the Year-End Balance Sheet, the Closing Date Balance Sheet and the Adjustment Statement shall be conclusive and binding upon the parties hereto and the Year-End Net Assets, the Closing Date Net Assets and the Closing Date Funded Debt shall likewise be binding on the parties for purposes of this Section 2.06.

         (d) If the Sellers' Representative timely gives an Objection Notice as described in Section 2.06(c) above, then the Sellers' Representative and Purchaser shall attempt amicably to resolve their disputes as reflected in the Objection Notice, and any amount agreed to in writing by the Sellers' Representative and Purchaser as the Year-End Net Assets, the Closing Date Net Assets and the Closing Date Funded Debt shall be conclusive and binding upon the parties hereto for purposes of this Section 2.06.

         (e) If the Sellers' Representative and Purchaser do not resolve all disputes as reflected in the Objection Notice on or prior to the 30th day after the Objection Notice is given, then the Sellers' Representative and Purchaser shall retain a firm of certified public accountants that is mutually acceptable to the Sellers' Representative and Purchaser (if the Sellers' Representative and Purchaser are unable to agree on a mutually acceptable accounting firm prior to the 45th day following delivery of the Objection Notice, then such firm will be chosen randomly by lot from among the "big six" accounting firms other than Purchaser's Accountants or Gentek Holdings', Newco Holdings', Gentek's or Newco's accounting firm) (the "Independent Accounting Firm") to determine the Year-End Net Assets, the Closing Date Net Assets and the Closing Date Funded Debt as soon as practicable, and, in any event, within 30 days, all in accordance with the standards and definitions set forth herein and in
Section 2.06(f) below. The Year-End Net Assets, the Closing Date Net Assets and the Closing Date Funded Debt determined by the Independent

Accounting Firm (i) in the case of any amount for a component thereof that is not within the range of amounts established for such component as determined by reference to the amount assigned to such component by the Sellers' Representative and Purchaser in the Objection Notice and the Adjustment Statement, respectively, will be deemed to be the amount assigned to such component by the Sellers' Representative or Purchaser, as the case may be, that is closest to the amount assigned to such component by the Independent Accounting Firm, and (ii) after giving effect to clause (i), will be conclusive and binding upon the parties hereto for purposes of this Section
2.06. The fees and expenses of the Independent Accounting Firm shall be allocated between the Sellers and Purchaser in proportion to the aggregate difference between the amounts assigned to the Year-End Net Assets, the Closing Date Net Assets and the Closing Date Funded Debt by the Sellers' Representative and Purchaser, respectively, in the Objection Notice and the Adjustment Statement, respectively, and the Year-End Net Assets, the Closing Date Net Assets and the Closing Date Funded Debt determined by the Independent Accounting Firm.

         (f) Each accounting term used herein shall have the meaning that is applied thereto in accordance with U.S. GAAP and each account included in the Year-End Balance Sheet and the Closing Date Balance Sheet shall be calculated in accordance with U.S. GAAP and shall be based on the books and records of Gentek and Gentek Holdings; provided that all known errors and adjustments (but only if the aggregate amount of such adjustments exceeds $150,000) shall be taken into account in the calculation of each account set forth above. With respect to the calculation of the levels of the accounts set forth above, no change in accounting principles shall be made from those utilized in preparing the Year-End Balance Sheet (without regard to materiality), including, without limitation, with respect to the nature or classification of accounts, closing proceedings, levels of reserves or levels of accruals. For purposes of the preceding sentence, "changes in accounting principles" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions utilized in making accounting estimates.


                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE SELLERS,
                              GENTEK HOLDINGS AND GENTEK

         As an inducement to Purchaser to enter into this Agreement, each Seller hereby severally, and not jointly, represents and warrants, and Gentek Holdings and Gentek hereby jointly and severally represent and warrant, to Purchaser that, except as set forth in the Disclosure Schedule attached hereto:

         SECTION 3.01. Authority Relative to this Agreement. If such person is not an individual, that such person has all necessary power and authority, and if such person is an individual, that such person has full legal capacity, to enter into this Agreement, to carry out such person's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such person, and (assuming due authorization, execution and delivery by Purchaser and each other Seller) this Agreement constitutes a legal, valid and binding obligation of such person enforceable against such person in accordance with its terms.

         SECTION 3.02. Organization and Qualification of Gentek Holdings and Gentek. Each of Gentek Holdings and Gentek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business, after giving effect to the Restructuring, makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.03. Capital Stock of Gentek Holdings and Gentek; Ownership of the Shares. (a) The authorized capital stock of Gentek Holdings consists of 2,000,000 shares of Class A common stock, par value $.01 per share (the "Class A Common Stock"), 2,000,000 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock"), 1,000,000 shares of Class C common stock, par value $.01 per share (the "Class C Common Stock"), and 1,000,000 shares of Class D common stock, par value $.01 per share (the "Class D Common Stock"). There is no other capital stock authorized for issuance. After giving effect to the Restructuring, there will be 497,544 shares of Class A Common Stock, no shares of Class B Common Stock, 200,000 shares of Class C Common Stock, and no shares of Class D Common Stock issued and outstanding, all of which outstanding shares will be validly issued, fully paid and nonassessable. After giving effect to the Restructuring, there will be no options, warrants, convertible securities, stock appreciation rights, phantom stock rights, profit participation rights, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Gentek Holdings or obligating such person to issue or sell any shares of capital stock of, or any other interest in, Gentek Holdings other than pursuant to this Agreement. After giving effect to the Restructuring, the Shares will constitute all of the issued and outstanding capital stock of Gentek Holdings and the number of Shares set forth opposite each Seller's name on Schedule I hereto will be owned of record and beneficially solely by such Seller, free and clear of all Encumbrances and all other shares of capital stock of Gentek Holdings previously issued and outstanding and which have been purchased by Gentek Holdings shall have been duly cancelled.

         (b) The authorized capital stock of Gentek consists of 1,000 shares of common stock, par value $.01 per share. There are 100 shares of common stock, par value

$.01 per share, of Gentek issued and outstanding, all of which (i) are validly issued, fully paid and nonassessable, and (ii) owned of record and beneficially solely by Gentek Holdings. There are no options, warrants, convertible securities, stock appreciation rights, phantom stock rights, profit participation rights, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Gentek or obligating such person to issue or sell any shares of capital stock of, or any other interest in, Gentek

         (c) After giving effect to the Restructuring, Gentek Holdings will have no Subsidiaries other than Gentek, and Gentek will have no Subsidiaries.

         SECTION 3.04. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.05, the execution, delivery and performance of this Agreement by such person do not and will not (i) if such person is not an individual, violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of such person, (ii) conflict with or violate any Law or Governmental Order applicable to such person or the Shares held thereby, or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or other assets or properties of such person pursuant to, any note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such person is a party or by which any of such Shares or other assets or properties is bound or affected which could reasonably be expected to have a material adverse effect on the ability of such person to consummate the transactions contemplated by this Agreement.

         SECTION 3.05. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by such person do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except the notification requirements of the HSR Act.

         SECTION 3.06. Financial Information. The Sellers' Representative has delivered or caused to be delivered to Purchaser copies of the audited consolidated balance sheets of Gentek Holdings and its subsidiaries as at December 31, 1994, 1995 and 1996, and the related consolidated statements of income, retained earnings, shareholders' equity and changes in financial position of Gentek Holdings and its Subsidiaries for the partial fiscal year ended December 31, 1994 and the fiscal years ended December 31, 1995 and 1996, together with all related notes and schedules thereto (collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books of account and other financial records of Gentek Holdings (which books of account and other financial records are accurate and complete in all material respects), (ii) present fairly the consolidated financial condition and results of operations of Gentek Holdings and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S.
GAAP (except with respect to calculating earnings per share) and (iv) include all adjustments that are necessary for a fair presentation of the consolidated financial condition and the results of the operations of Gentek Holdings and its subsidiaries as of the dates thereof or for the periods covered thereby. The Reference Balance Sheet (1) was prepared in accordance with the books of account and other financial records of Gentek Holdings and Gentek (which books of account and other financial records are accurate and complete in all material respects), (2) presents fairly the consolidated financial condition of Gentek Holdings and Gentek and their respective subsidiaries as of the date thereof and (3) has been prepared in accordance with U.S. GAAP except as set forth on Section 1.01 of the Disclosure Schedule and as set forth in the definition of the Accounting Policies and Procedures in a manner consistent with past practice, except as otherwise noted therein and subject to the absence of footnote disclosure and changes resulting from normal and customary year-end audit adjustments.

         SECTION 3.07. No Undisclosed Liabilities. After giving effect to the Restructuring, there will be no Liabilities of Gentek Holdings or Gentek, other than Liabilities (i) adequately reflected or reserved against on the Reference Balance Sheet (provided that in determining the adequacy of reserves for contingent Liabilities for purposes of this Section 3.07, such Liabilities will be treated as having been realized rather than contingent when the representation provided for hereunder was made); (ii) identified by the express terms of the Disclosure Schedule; (iii) addressed in the representations, warranties, covenants or agreements made by the Sellers in this Agreement and
(A) not required to be disclosed in the Disclosure Schedule by the terms of any such representation or warranty or (B) permitted to be incurred by the terms of any such covenant or agreement, as the case may be; or (iv) incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with past practice in accordance with Section 3.10 that could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

         SECTION 3.08. Receivables. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to persons not affiliated with Gentek Holdings, Gentek or Sellers and in the ordinary course of business consistent with past practice.

         SECTION 3.09. Inventories. Subject to amounts reserved therefor on the face of the Reference Balance Sheet, the values at which all Inventories are carried on the Reference Balance Sheet reflect the historical inventory valuation policy of Gentek Holdings and Gentek of stating such Inventories in accordance with the Accounting Policies and Procedures. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of business consistent with past practice.

         SECTION 3.10. Conduct in the Ordinary Course; Absence of Material Adverse Effect. Since the Reference Balance Sheet Date, except for consummation of transactions contemplated by the Restructuring Agreement, the Business has been conducted in the ordinary course and consistent with past practice and there has occurred no Material Adverse Effect and, without limiting the generality of the foregoing, neither Gentek Holdings nor Gentek nor any of their respective Subsidiaries have, with respect to the Business (except in each case for consummation of transactions contemplated by the Restructuring Agreement):

              (i) issued any notes, bonds, or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable, or exercisable into any capital stock or other equity securities or otherwise incurred indebtedness for borrowed money;

              (ii) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options, or other rights to acquire its capital stock or other equity securities);

              (iii) mortgaged or pledged any of its properties or assets or subjected them to any Encumbrance, except Permitted Encumbrances and Encumbrances to be discharged in connection with the Restructuring;

              (iv) sold, assigned, or transferred any of the material tangible Assets of the Business, except in the ordinary course of business, or canceled any material Liabilities of the Business;

              (v) sold, assigned, or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights, or copyright registrations or trade secrets, or made any disclosure of any proprietary confidential information to any person that could reasonably be expected to have a Material Adverse Effect;

              (vi) made capital expenditures in respect of the Business or commitments therefor that aggregate in excess of $900,000;

              (vii) made any loans or advances to, guarantees for the benefit of, or any Investments in, any persons in excess of $250,000 in the aggregate (except loans, advances, guaranties or investments that will constitute Transferred
    Assets or Transferred Liabilities, as the case may be);

              (viii) suffered any damage, destruction, or casualty loss in respect of the Business exceeding in the aggregate $250,000, whether or not covered by insurance;

              (ix) made any Investment in or taken steps to incorporate any Subsidiary;

              (x) entered into any other transaction in respect of the Business other than in the ordinary course of business;

              (xi) made any material changes in the financial condition, assets, Liabilities, personnel, or operations of the Business or in its relationships with suppliers, customers, distributors, brokers, lessors or others, other than changes in the ordinary course of business; or

              (xii) increased any of the compensation, benefits or severance obligations, paid or to become payable, by Gentek Holdings or Gentek to any of the Fabral Employees (except for compensation increases for employees in the ordinary course of business consistent with past practice) including any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract, or commitment.

         SECTION 3.11. Litigation. There are no Actions by or against Gentek Holdings or Gentek, or affecting any of the Assets or the Business, pending before, or, to the knowledge of such person after due inquiry, threatened to be brought by or before, any Governmental Authority. Neither Gentek Holdings nor Gentek, nor any of their respective assets or properties, is subject to any material Governmental Order, or any settlement agreement, decree or other obligation that could be subject to any material Governmental Order, nor, to the knowledge of such person after due inquiry, are there any such material Governmental Orders threatened to be imposed by any Governmental Authority.

         SECTION 3.12. Compliance with Laws. Gentek Holdings and Gentek have each conducted and continue to conduct the Business in all material respects in accordance with all Laws and Governmental Orders applicable to Gentek Holdings or Gentek, as the case may be, or the Assets or the Business, and neither Gentek Holdings nor Gentek is in violation of any such Law or Governmental Order in any material respect, and no such Governmental Order has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.13. Environmental Matters. Set forth on Section 3.13 of the Disclosure Schedule is a list of the Environmental Permits held by Gentek Holdings and Gentek that will be included in the Assets. Gentek Holdings and Gentek are in compliance in all material respects with the requirements of such Environmental Permits and with all applicable Environmental Laws. There are no pending or threatened Environmental Claims against Gentek Holdings or Gentek or any of the Assets or the Real Property that are material. None of the following exists at the Real Property or other property owned or operated by Gentek Holdings or Gentek except in compliance with applicable Environmental Laws:
(i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or
(iv) landfills, surface impoundments, or disposal areas. Gentek Holdings and Gentek have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any Hazardous Substance, or owned or operated any property or facility in a manner that (A) requires any corrective action or that could reasonably be expected to give rise to any investigative, corrective or remedial obligations, pursuant to any Environmental Law or (B) that could reasonably be expected to give rise to a material Environmental Claim. No facts or circumstances with respect to the past or current businesses, operations, properties, or facilities of Gentek Holdings or Gentek, or any predecessor or affiliate of Gentek Holdings or Gentek (including, without limitation, any onsite disposal, offsite disposal, or release of hazardous materials, substances, or wastes) would give rise or has given rise to any material liability (contingent or otherwise) or material corrective or remedial obligation under any Environmental Law relating to pollution or protection of the environment. Neither this Agreement nor the transactions contemplated hereby could reasonably be expected to result in any obligations for site investigation or cleanup, or require notification to or the consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws. Neither Gentek Holdings nor Gentek has expressly or by operation of law, assumed or undertaken any liability, including, without limitation, any obligation for corrective or remedial action, of any other person relating to Environmental Laws.

         SECTION 3.14. Material Contracts. Section 3.14 of the Disclosure Schedule lists each contract and agreement to which Gentek Holdings or Gentek will be a party after giving effect to the Restructuring, whether or not made in the ordinary course of business, and which is material to Gentek Holdings or Gentek or the conduct of the Business (the "Material Contracts"), including, without limitation, any:

              (i) pension, profit sharing, stock option, employee stock purchase or other plan or written arrangement providing for deferred or other compensation to Fabral Employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies, or written arrangements with respect to Fabral Employees;

              (ii) contract for the employment of any officer, individual employee, or other person (who shall be a Fabral Employee) on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to such officers, directors, or Fabral Employees;

              (iii) contract under which Gentek Holdings or Gentek has advanced or loaned any other person amounts in the aggregate exceeding $200,000;

              (iv) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging, or otherwise placing an Encumbrance on any material Asset;

              (v)    guarantee of any obligation in excess of $200,000;

              (vi) lease or agreement under which Gentek Holdings or Gentek is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $200,000;

              (vii) lease or agreement under which Gentek Holdings or Gentek is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by Gentek Holdings or Gentek and having book value in excess of $200,000;

              (viii) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $200,000;

              (ix) assignment, license, indemnification, or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

              (x) warranty agreement with respect to its services rendered or its products sold or leased;

              (xi) agreement under which it has granted any person any registration rights (including, without limitation, demand and piggyback registration rights);

              (xii)  sales, distribution, or franchise agreements;

              (xiii) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

              (xiv) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $200,000 annually.

         (b) Gentek Holdings and Gentek have performed in all material respects all obligations required to be performed by them under the Material Contracts and are not in any material respect in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach, or event of noncompliance by Gentek Holdings or Gentek under any Material Contract; neither Gentek Holdings nor Gentek has any present expectation or intention of not fully performing all such obligations in all material respects; neither Gentek Holdings nor Gentek has knowledge of any breach or anticipated breach by the other parties to any Material Contract.

         (c) A true, complete and correct copy of each of the Material Contracts, together with all amendments, waivers or other changes thereto has been made available to Purchaser.

         SECTION 3.15. Intellectual Property. Section 3.15 of the Disclosure Schedule lists and briefly describes each item of patented or registered (or for which application has been made) Intellectual Property and all material unregistered trademarks, service marks, trade names, or copyrights owned by or licensed to Gentek Holdings or Gentek applicable to or used in the Business, together with a complete list of all licenses granted by or to Gentek Holdings or Gentek with respect to any of the above and of all computer software owned and/or used by Gentek Holdings or Gentek in connection with the Business (other than mass marketed software with a license fee per user less than $1,000). Gentek Holdings or Gentek owns all right, title, and interest in and to each item of Owned Intellectual Property free and clear of all Encumbrances, except Permitted Encumbrances, and each item of Licensed Intellectual Property is licensed under a valid and subsisting license or sublicense. The Sellers' Representative has, or has caused to be, made available to Purchaser copies of all licenses or sublicenses, and all material ancillary documents, relating to the Licensed Intellectual Property. Each license or sublicense relating to the Licensed Intellectual Property is in full force and effect, and neither Gentek Holdings nor Gentek is in breach or default of any such license or sublicense in any material respect. To the knowledge of such person after due inquiry, except as disclosed on Section 3.15 of the Disclosure Schedule, (i) the Intellectual Property comprises all of the Intellectual Property Rights material to the operation of the Business as currently conducted, and the conduct of the Business as now being conducted does not misappropriate, conflict with, infringe, or otherwise violate the rights of any other person; (ii) neither Gentek Holdings nor Gentek has received any claim or written notice from any person to such effect, no such claim is pending or threatened, and there are no grounds or bases for any such claim; (iii) none of the Intellectual Property has been or is being misappropriated or infringed by a third party; (iv) the registered and patented Intellectual Property is subsisting and no aspect thereof has been adjudged invalid or unenforceable or has been canceled or revoked, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property is pending or is threatened, and there are no grounds or bases for finding any of the Intellectual Property invalid or unenforceable. All Intellectual Property Rights that are material to the conduct of the Business and owned or held under license by Gentek Holdings or Gentek immediately prior to Closing will be owned or held under license by Gentek Holdings or Gentek immediately after the Closing.

         SECTION 3.16. Real Property. Section 3.16 of the Disclosure Schedule lists and briefly describes each parcel of Real Property. After giving effect to the Restructuring, Gentek Holdings or Gentek will own each parcel of Owned Real Property free and clear of all Encumbrances, except for Permitted Encumbrances, and will lease each parcel of Leased Real Property under a valid and subsisting lease or sublease (each, a "Lease") subject to no Encumbrances, except for Permitted Encumbrances. The Sellers' Representative has, or has caused to be, made available to Purchaser copies of each deed, lease or sublease, as the case may be, and all material ancillary documents, including title searches and policies, and surveys, relating to the Real Property, to the extent any such documents are in the possession of Gentek Holdings or Gentek. Each lease or sublease relating to the Leased Real Property is in full force and effect, and neither Gentek Holdings nor Gentek is in breach or default of any such lease or sublease in any material respect and, to the knowledge of such person party to such lease or sublease after due inquiry, no condition exists which with the giving of notice, the passage of time or both could reasonably be expected to result in such a breach or default. The Real Property constitutes all of the real property owned or leased in connection with the Business. Other than Gentek Holdings and Gentek, there are no parties in possession or parties having any current or future right to occupy any of the Real Property. The Real Property is in good condition and repair and has been suitable for the conduct of the Business. Neither Gentek Holdings nor Gentek has received with respect to the Real Property or any plant, building or improvement located thereon any written notice regarding violations or potential violations of any applicable building, zoning or other similar Laws. All permits, licenses and other approvals necessary to the current occupancy and use of the Real Property have been obtained, are in full force and effect and have not been violated in any material respect, except to the extent the absence, ineffectiveness or violation thereof has not had and could not reasonably be expected to have a Material Adverse Effect. There exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property, except to the extent any such violation has not had and could not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of such person after due inquiry, any threatened condemnation proceedings affecting any portion of the Real Property.

         SECTION 3.17. Assets. After giving effect to the Restructuring, either Gentek Holdings or Gentek, as the case may be, will own, lease or have the legal right to use all of the properties and assets necessary (giving effect to the Transition Services

Agreement) for the conduct of the Business as conducted immediately prior to the Restructuring (including, without limitation, all Inventories, Receivables, Real Property, Tangible Personal Property and Intellectual Property) and, with respect to contract rights, will be party to and enjoy the right to the benefits of all material contracts, agreements and other arrangements necessary (giving effect to the Transition Services Agreement) for the conduct of the Business as conducted immediately prior to the Restructuring (all such properties, assets and rights being the "Assets"). After giving effect to the Restructuring, Gentek Holdings or Gentek, as the case may be, will have good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all Encumbrances, except Permitted Encumbrances. After giving effect to the Restructuring, the Assets will constitute all of the assets that were necessary (giving effect to the Transition Services Agreement) for the conduct of the Business as of the Reference Balance Sheet Date. None of the Transferred Assets are necessary (giving effect to the Transition Services Agreement) for the conduct of the Business. The Reference Balance Sheet reflects all of the assets necessary (giving effect to the Transition Services Agreement) for the conduct of the Business as of the Reference Balance Sheet Date.

         SECTION 3.18. Employee Benefit Matters. Section 3.18 of the Disclosure Schedule lists all "employee benefit plans" within the meaning of
Section 3(3) of ERISA, all material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee benefit plans, programs or arrangements, and all material employment or compensation agreements, in each case for the benefit of, or relating to, current employees or former employees of Gentek Holdings or Gentek, and in each case after giving effect to the Restructuring (collectively, the "Fabral Employee Plans"). All Fabral Employee Plans have been maintained in compliance in all material respects with the terms of such Fabral Employee Plan and the requirements prescribed by applicable Law currently in effect with respect thereto, and Gentek Holdings and Gentek have performed all material obligations required to be performed by any of them under, and are not in any material respect in default under or in violation of, any provision of the Fabral Employee Plans. Each Fabral Employee Plan intended to be qualified under Section 401(a) of the Code has heretofore been determined by the IRS to so qualify, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code and, to the knowledge of such person after due inquiry, nothing has occurred since the date of the most recent determination that could reasonably be expected to cause any such Fabral Employee Plan or trust to fail to qualify under Section 401(a) or 501(a) of the Code. Neither Gentek Holdings nor Gentek has incurred or expects to incur any material liability to the Pension Benefit Guaranty Corporation (other than for premium payments not yet due) or any material "withdrawal liability" within the meaning of Section 4201 of ERISA. Assuming compliance by Gentek with the provisions of Section 5.13, all contributions required to be made under the terms of any Fabral Employee Plan have been timely made, and no Fabral Employee Plan has an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA.

Except as set forth on Section 3.18 of the Disclosure Schedule, neither
Gentek Holdings nor Gentek has any obligation to provide retiree medical or life insurance benefits under any Fabral Employee Plan or otherwise. To the knowledge of such person after due inquiry, neither Gentek Holdings nor Gentek has any material liability of any kind whatsoever under any provision of ERISA or the Code solely by reason of being treated as a single employer under Section 414 of the Code with any trade, business, or entity other than Gentek Holdings or Gentek. The Sellers' Representative has caused to be made available to Purchaser with respect to each Fabral Employee Plan copies of (as applicable) the plan and trust documents and any amendments thereto, the most recent determination letter issued by the IRS or determination letter submission, if any, the most recent annual report (Form 5500 series) as filed with the IRS, and the most recent actuarial valuation report.

         SECTION 3.19. Labor and Employment Matters. Section 3.19 of the Disclosure Schedule lists each collective bargaining or other labor union contract to which Gentek Holdings or Gentek will be a party after giving effect to the Restructuring (the "Collective Bargaining Agreements"). To the knowledge of such person after due inquiry, each Collective Bargaining Agreement is in full force and effect, and neither Gentek Holdings nor Gentek is in breach or default of any such Collective Bargaining Agreement in any material respect. There are (i) no unfair labor practice charges or complaints or other material employment-related charges, investigations, settlement agreements, decrees or other labor or employment controversies or obligations pending or, to the knowledge of such person after due inquiry, threatened against Gentek Holdings or Gentek, (ii) no material union representation questions involving or affecting persons employed by Gentek Holdings or Gentek, (iii) to the knowledge of such person after due inquiry, (A) no existing or threatened union organizing activities involving or affecting unorganized employees of Gentek Holdings or Gentek and (B) no employee, group of employees or employee representative of either Gentek Holdings or Gentek has filed any representation petition or made any written or oral demand for recognition, or (iv) no strikes, slowdowns, work stoppages, lockouts or other material labor dispute, or, to the knowledge of such person after due inquiry, threats thereof, by or with respect to any employees of Gentek Holdings or Gentek. Any notice required under any applicable law or Collective Bargaining Agreement has been given, and all bargaining obligations with any employee representative have been satisfied in all material respects, including, without limitation, obligations relating to the effects on bargaining unit employees of the transactions contemplated by this Agreement. Neither Gentek Holdings nor Gentek has implemented any plant closing or layoff of employees that could reasonably be expected to implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law or regulation, and no such layoffs will be implemented before Closing without advance notification to Purchaser.

         SECTION 3.20. Taxes. (a) Except as has not had and could not reasonably be expected to have a Material Adverse Effect, (i) all Returns required to be filed with respect to Gentek Holdings or Gentek have been timely filed and are true, complete and correct; (ii) all Taxes due have been paid; (iii) no adjustment relating to any of such Returns has been proposed formally or informally by any Tax authority; (iv) no liens for any Taxes exist upon any of the Assets;
(v) no taxing authority in any jurisdiction in which Gentek Holdings or Gentek does not file a Return has claimed that such a Return is required or that Gentek Holdings or Gentek may be subject to Tax in that jurisdiction; and (vi) neither Gentek Holdings nor Gentek is the beneficiary of any nonroutine extension of time within which to file any Return.

         (b) Neither Gentek Holdings nor Gentek has made any payments, is obligated to make any payments, or is a party to any agreement that obligates it to make any payments that will not be deductible under Section 280G of the Code. Gentek Holdings is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither Gentek Holdings nor Gentek is a party to any tax allocation or sharing agreement. Neither Gentek Holdings nor Gentek (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Gentek Holdings) or (ii) has any liability for the Taxes of any person (other than of Gentek Holdings or Gentek) under Section 1.1502-6 of the Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (c) No representation or warranty is made regarding the availability or utility of Tax Attributes or the amount thereof.

         SECTION 3.21. Accounts; Lockboxes; Safe Deposit Boxes. Section 3.21 of the Disclosure Schedule lists (i) the name of each bank, savings and loan association or other financial institution in which Gentek Holdings or Gentek will have an account after giving effect to the Restructuring and (ii) the location of all lockboxes and safe deposit boxes of Gentek Holdings or Gentek, after giving effect to the Restructuring. On the Closing Date, neither Gentek Holdings nor Gentek U.S will have any account, lockbox or safe deposit box other than those listed in Section 3.21 of the Disclosure Schedule.

         SECTION 3.22. Brokers. Except for CS First Boston Corporation and Genstar, Genstar Capital LLC and/or one or more affiliates thereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding made by or on behalf of such person. The Sellers shall pay any brokerage, finder's or other fee or commission of CS First Boston Corporation and Genstar, Genstar Capital LLC and/ or the affiliates thereof and the Sellers shall pay, and hold Purchaser harmless against, any liability, loss, or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim by any other person for brokerage commissions, finder's fees, or similar compensation in connection with the transactions contemplated by this Agreement.

         SECTION 3.23. Customers and Suppliers. (a) Section 3.23 of the Disclosure Schedule lists the 10 customers accounting for the largest share of net sales of the Business for each of the two most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer.

         (b) To the knowledge of such person after due inquiry, since the date of the Reference Balance Sheet, no material supplier of the Business has indicated that it will stop, or materially decrease the rate of, supplying materials, products, or services to the Business, and no customer listed in
Section 3.23 of the Disclosure Schedule has indicated that it will stop, or materially decrease the rate of, buying materials, products, or services from the Business.

         SECTION 3.24. Affiliated Transactions. No officer, director, employee, stockholder, or affiliate of Gentek Holdings, Gentek, Newco, or Newco Holdings, or any individual related by blood, marriage, or adoption to any such individual or any entity in which any such person or individual owns any beneficial interest, is or will be a party to any agreement, contract, commitment or transaction with Gentek Holdings, Gentek or any of their respective Subsidiaries, or has any material interest in any material property used by Gentek Holdings, Gentek or any of their respective Subsidiaries (in each case after giving effect to the Restructuring), except in any case any agreement, contract, commitment, transaction or interest entered into or acquired on an arm's-length basis on terms substantially similar to those that could reasonably be expected to have been agreed with an unaffiliated third party.

         SECTION 3.25. Insurance. Section 3.25 of the Disclosure Schedule lists each insurance policy maintained by Gentek Holdings and Gentek with respect to their respective properties, assets, and businesses after giving effect to the Restructuring, and each such policy is in full force and effect as of the date hereof. Neither Gentek Holdings nor Gentek is in default in any material respect with respect to its obligations under any such insurance policy maintained by it, and neither Gentek Holdings nor Gentek has been denied insurance coverage. Neither Gentek Holdings nor Gentek has any self-insurance or co-insurance programs applicable to the Business.

         SECTION 3.26. Warranties. Except as described in Section 3.26 of the Disclosure Schedule or reserved for on the Reference Balance Sheet, there are no pending or, to the knowledge of such person after due inquiry, threatened claims with respect to any warranty relating to any product sold or service rendered by the Business nor any material Liabilities (whether accrued, contingent, absolute, or otherwise) with respect to any product sold or service rendered by the Business.

                                 ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to the Sellers to enter into this Agreement, Purchaser hereby represents and warrants to each Seller as follows:

         SECTION 4.01. Organization and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each Seller Gentek Holdings and Gentek) this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, the execution, delivery and performance of this Agreement by Purchaser do not and will not (i) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Purchaser, (ii) conflict with or violate any Law or Governmental Order applicable to Purchaser or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to, any note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected which could reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

         SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) as described in a writing given to the Sellers'

Representative by Purchaser on the date of this Agreement and (ii) the notification requirements of the HSR Act.

         SECTION 4.04.  Private Placement.  (a)  Purchaser understands that
(i) the offering and sale of the Shares under this Agreement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and (ii) there is no existing public or other market for the Shares and there can be no assurance that Purchaser will be able to sell or dispose of the Shares.

         (b) Purchaser is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         (c) Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

         (d) Purchaser is not a broker-dealer subject to Regulation T promulgated by the Board of Governors of the Federal Reserve System.

         (e) Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

         (f) Purchaser has been given the opportunity to ask questions of, and receive answers from, the Sellers' Representative, Gentek Holdings and Gentek concerning the transactions contemplated by this Agreement, the Shares and other related matters. The Sellers' Representative, Gentek Holdings and/or Gentek have made available to Purchaser or its agents all documents and information requested by or on behalf of Purchaser relating to an investment in the Shares. In evaluating the suitability of an investment in the Shares, Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of Gentek Holdings, Gentek or any Seller other than as contemplated by the two preceding sentences and Article III.

         (g) Purchaser understands that it may not sell or dispose of any of the Shares other than pursuant to a registered offering, unless otherwise exempt from the registration requirements of the Securities Act.

         SECTION 4.05. Investigation. (a) Purchaser (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, Gentek Holdings, Gentek and the Business, (ii) has been furnished with or given adequate access to such information about Gentek Holdings, Gentek and the Business as it has requested, (iii) will not assert any claim (other than for fraud or wilful misconduct) against any Seller, Gentek Holdings or Gentek or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold any Seller, Gentek Holdings or Gentek or any such other persons liable, with respect to any inaccuracies, misstatements or omissions with respect to such information, and (iv) understands that none of the Sellers, Gentek Holdings or Gentek is making any representation or warranty with respect to the Business or the operations, assets, Liabilities or financial condition of Gentek Holdings or Gentek, other than as specifically set forth in this Agreement.

         (b) In connection with Purchaser's investigation of Gentek Holdings, Gentek and the Business, Purchaser has received from Gentek Holdings, Gentek and/or the Sellers' Representative certain estimates, projections, forecasts, plans and budgets for the Business. Purchaser (i) understands that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (ii) is familiar with such uncertainties, (iii) is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets furnished to it, (iv) will not assert any claim (other than for fraud or wilful misconduct) against any Seller or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold any Seller or any such other persons liable, with respect to such estimates, projections, forecasts, plans and budgets, and (v) understands that none of the Sellers is making any representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 4.05.

         SECTION 4.06. Financing. On the Closing Date (assuming that on such date all conditions precedent to the Closing, other than payment of the Purchase Price, have been satisfied or waived), Purchaser will have funds sufficient to consummate the transactions contemplated by this Agreement.

         SECTION 4.07. Litigation. Except as set forth in a writing given to the Sellers' Representative by Purchaser on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the knowledge of Purchaser after due inquiry, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect Purchaser's ability to consummate, the transactions contemplated by this Agreement.

         SECTION 4.08. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding, written or oral, made by or on behalf of Purchaser.

                                    ARTICLE V

                                ADDITIONAL AGREEMENTS

         SECTION 5.01. Conduct of Business Prior to the Closing. Except as set forth in Section 5.01 of the Disclosure Schedule, and except as contemplated by the Restructuring Agreement, between the date hereof and the Closing, Gentek Holdings and Gentek shall, and the Sellers shall cause Gentek Holdings and Gentek to, conduct the Business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, except as described in Section 5.01 of the Disclosure Schedule, Gentek Holdings and Gentek (in each case except as contemplated by the Restructuring Agreement) shall each, and the Sellers shall cause each of Gentek Holdings and Gentek to, (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use commercially reasonable efforts to
(A) preserve intact the business organization of the Business, (B) keep available to Purchaser the services of its employees, and (C) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) exercise, but only after notice to Purchaser and receipt of Purchaser's prior written consent (which consent shall not be unreasonably withheld), any rights of renewal pursuant to the terms of any of the Leases listed in Section 3.16 of the Disclosure Schedule which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could reasonably be expected to cause any representation or warranty of any Seller, Gentek Holdings or Gentek to be untrue or result in a breach of any covenant made by the Sellers, Gentek Holdings or Gentek in this Agreement.

         SECTION 5.02. Access to Information. From the date hereof until the Closing, upon reasonable notice the Sellers shall cause Gentek Holdings and Gentek and their respective officers, directors, employees, agents, representatives, accountants and counsel to, (i) afford the officers, employees and authorized agents, representatives, accountants, counsel and financing sources of Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of or relating to the Business or the Restructuring and to those officers, directors, employees, agents, representatives, accountants and counsel of Gentek Holdings and Gentek who have any knowledge relating to the Business, (ii) prepare interim monthly balance sheets for the Business prepared in accordance with the Accounting Policies and Procedures in a manner consistent with the Reference Balance Sheet and (iii) furnish to the officers, employees and authorized agents, representatives, accountants, counsel and financing sources of Purchaser, at Purchaser's expense, such additional financial and operating data and other information regarding the assets, properties and goodwill of the Business (or legible copies thereof) as Purchaser may from time to time reasonably request.

         SECTION 5.03.  Confidentiality.  The terms of the
Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect and bind Purchaser and its affiliates until the Closing, at which time such Confidentiality Agreement and the obligations of the parties under this Section 5.03 shall terminate; provided, however, that (i) the Confidentiality Agreement shall be deemed modified to the extent necessary to permit Purchaser to disclose the Evaluation Material (as defined in the Confidentiality Agreement) to the providers of financing to be used by Purchaser for the payments required hereunder, subject to such providers adhering to the terms of the Confidentiality Agreement as if they were parties thereto, and (ii) the Confidentiality Agreement shall terminate only in respect of that portion of the Proprietary Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

         SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) Gentek Holdings and Gentek shall each, and the Sellers shall cause each of Gentek Holdings and Gentek to, use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for the consummation of the transactions contemplated by this Agreement and shall cooperate fully with Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto shall make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly after the date hereof and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

         (b) Gentek Holdings and Gentek shall each give promptly such notices to third parties and use commercially reasonable efforts to obtain such third party consents and estoppel certificates necessary to consummate the Restructuring and the transactions contemplated hereby as Purchaser may reasonably request. Purchaser shall cooperate and use commercially reasonable efforts to assist Gentek Holdings or Gentek in giving such notices and obtaining such consents and estoppel certificates.

         SECTION 5.05. Notice of Developments. Prior to the Closing, the Sellers' Representative shall promptly notify Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of any Seller in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of any Seller in this Agreement untrue, incomplete or incorrect in any material respect and (ii) all other material developments affecting the Assets, Liabilities, business, financial condition, operations or results of operations of the Business; provided that such notice shall not be deemed to cure any such breach or to amend this

Agreement or the Disclosure Schedule unless so accepted for such purpose in writing by Purchaser and the Sellers' Representative.

         SECTION 5.06. Use of Name. Anything herein to the contrary notwithstanding, no interest in or right to use the name "Gentek" or any derivation thereof or any logo, trademark or trade name, other than the trademarks and trade names set forth in Section 5.06 of the Disclosure Schedule, in which the Seller has any interest (collectively, the "Retained Names and Marks") is being transferred to Purchaser pursuant to the transactions contemplated hereby. As promptly as practicable after the Closing, Purchaser shall cause each of Gentek Holdings and Gentek (i) to take such action and file such documents as are necessary to change its corporate name so as not to contain the word "Gentek," and (ii) to remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials. Purchaser shall not, and shall cause each of Gentek Holdings and Gentek not to, put into use after the Closing Date any materials (whether or not in existence on the Closing Date) that bear any Retained Name or Mark or any name, mark or logo similar thereto. Notwithstanding the foregoing, Purchaser, Gentek Holdings and Gentek shall be entitled for a period of 90 days following the Closing Date to use any signs, purchase orders, invoices, sales orders, labels, letterheads or shipping documents existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto, in each case where the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical or result in undue expense in the reasonable judgment of Purchaser; provided, however, that Purchaser shall, or shall cause Gentek Holdings or Gentek to, place a stamp, mark or other notation on any such item that identifies such Retained Name or Mark as the property of Newco or such other person as may be designated by Newco Holdings or Newco. None of the Sellers, Newco Holdings or any of its affiliates shall have any responsibility for claims by third parties arising out of, or relating to, the use by Purchaser, Gentek Holdings or Gentek or successor thereof of any Retained Name or Mark after the Closing Date, and Purchaser shall defend, indemnify and hold harmless the Sellers, Newco Holdings and each of its affiliates from any and all claims that may arise out of the use thereof by Purchaser, Gentek Holdings or Gentek or any business thereof whether or not in accordance with this Agreement, except to the extent any such claim arose out of an act or omission of Gentek Holdings, Gentek or the Sellers occurring prior to the Closing.

         SECTION 5.07. Ancillary Agreements. Gentek Holdings, Gentek and each Seller shall execute and deliver at or prior to the Closing each Ancillary Agreement to which it is to be a party.

         SECTION 5.08. Restructuring. Prior to the Closing, Gentek Holdings and Gentek shall consummate the Restructuring in accordance in all material respects with the Restructuring Agreement, a copy of the form of which is attached hereto as Exhibit 5.08.

         SECTION 5.09. Conveyance Taxes. Purchaser shall pay one-half of and the Sellers, as a group, shall pay one-half of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the sale and purchase of the Shares pursuant to this Agreement, excluding, in any event, any such taxes or fees which may become payable in connection with the Restructuring, however, independently of the sale and purchase of the Shares hereunder.

         SECTION 5.10. Exclusive Dealing. During the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, other than for the Restructuring, the Sellers shall not, and shall not permit any of their respective affiliates to, take any action to, directly or indirectly, encourage, initiate, or engage in discussions or negotiations with, or provide any information to, any person other than Purchaser and its affiliates and representatives, concerning any sale of any of the Shares, merger, or other business combination involving Gentek Holdings or Gentek, sale of all or substantially all of the assets of Gentek Holdings or Gentek, or any other similar transaction, and the Sellers shall, and shall cause their respective affiliates to, terminate, as of the date of this Agreement, any such discussions or negotiations in progress on the date hereof. The foregoing provisions of this Section 5.10 shall have no effect during the period provided for in Section 9.18 during which Purchaser is entitled to exercise the cure right thereof in respect of financing.

         SECTION 5.11. Intercompany Accounts. At or prior to the Closing, Gentek shall cause all intercompany accounts between the Business and its other divisions or affiliates to be cancelled and released.

         SECTION 5.12. Alcan Note. At or prior to the Closing, Gentek Holdings and Gentek shall take or cause to be taken such actions as shall be necessary to be released (and for the Assets to be released) from all Liabilities under the Alcan Note, the U.S. Loan Documents and the Canadian Loan Documents, and such releases shall be in form and substance reasonably acceptable to Purchaser.

         SECTION 5.13. Fabral Employee Plan Contributions. As promptly as practicable, and in any event not later than 15 days after the Closing Date, Gentek shall deposit or cause to be deposited in the appropriate accounts all employee contributions and all matching contributions required to be made by Gentek with respect thereto required under any Fabral Employee Plan.

         SECTION 5.14. Further Action. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may reasonably be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                      ARTICLE VI

                                   EMPLOYEE MATTERS

         SECTION 6.01. Employees. (a) Except as otherwise provided herein, for the one-year period commencing on the Closing Date (or such longer period as may be required by the terms of any collective bargaining agreement or applicable law) (the "Continuation Period"), Purchaser shall provide, or cause Gentek Holdings and Gentek to provide, those persons actively employed by Gentek Holdings and Gentek in the Business immediately prior to the Closing, and those employees of the Business on vacation, leave of absence, disability (except employees on long-term disability and on short-term disability who immediately thereafter become eligible for long-term disability) or sick leave or layoff (whether or not such employees return to active employment with Gentek Holdings or Gentek) (the "Fabral Employees"), with employee benefits substantially similar to those provided to similarly situated employees of Purchaser; provided that all employee benefits which are provided under a Collective Bargaining Agreement listed on Section 3.19 of the Disclosure Schedule shall continue to be provided by Purchaser in all respects as set forth in such Collective Bargaining Agreements ("Continued Benefits"), including Continued Benefits promised to retired Fabral Employees, until such time as the Continued Benefits shall have been the subject of good faith bargaining by and among the parties to such Collective Bargaining Agreements. Notwithstanding the prior sentence, nothing herein shall prohibit or prevent Purchaser from terminating any Fabral Employees from employment with Purchaser for any lawful reason, including without cause or as a result of a restructuring of the Business by Purchaser so long as such terminated Fabral Employees shall be entitled for the period from the Closing Date to the six-month anniversary of the Closing Date (the "Transition Period") to severance benefits in conformance with the terms of the Alcan Building Products Severance Policy, Employee Relations Policy No. 16, a copy of which is set forth in Section 6.01(a) of the Disclosure Schedule, as applicable to Fabral Employees immediately prior to the Closing, in lieu of severance benefits under the Alumax Severance Pay Plan.

         (b) To the extent that service is relevant for purposes of eligibility and vesting under any employee benefit plan, program or arrangement established or maintained by Purchaser, Gentek Holdings or Gentek for the benefit of Fabral Employees, such plan, program or arrangement shall credit such employees or former employees with service for purposes of eligibility and vesting (but not for purposes of benefit accrual other than with respect to profit sharing contributions, if any, made in accordance with the terms of the Amerimax Companies Retirement and Savings Plan on behalf of participating Fabral

Employees) for service earned prior to the Closing with Gentek Holdings, any affiliate thereof, or any predecessor owner of the Business.

         SECTION 6.02.  Collective Bargaining Agreements.  Purchaser shall
(i) subject to the rights of the affected Fabral Employees regarding representation, cause the Business to continue to recognize the unions listed in Section 6.02 of the Disclosure Schedule as the sole and exclusive collective bargaining agents for the affected Fabral Employees and (ii) cause the Business to continue to be bound by, and to comply in all respects with, the terms and conditions of the collective bargaining agreements listed in
Section 6.02 of the Disclosure Schedule if applicable to any of the Fabral Employees; provided, however, that nothing in this Agreement (subject to the foregoing provisions of this Section 6.02) shall prevent Purchaser, Gentek Holdings or Gentek from closing down facilities after the Closing Date.

                                     ARTICLE VII

                                CONDITIONS TO CLOSING

         SECTION 7.01. Conditions to Obligations of the Sellers and Purchaser. The obligations of each Seller and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

              (a) Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated by this Agreement shall have expired or shall have been terminated;

              (b) No Action shall have been commenced by or before any Governmental Authority against any Seller or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Sellers' Representative or Purchaser is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(b) shall not apply to any party which has directly or indirectly solicited or encouraged any such Action;

              (c) Each Seller, Purchaser, Gentek Holdings and Gentek shall have received all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates necessary for the consummation of the transactions contemplated by this Agreement;

              (d) The Sellers' Representative and Purchaser shall have received from Gentek Holdings a certificate, in form and substance reasonably satisfactory to the Sellers' Representative and Purchaser, signed by a duly authorized officer of Gentek Holdings and certifying pursuant to Section 1.897-2(h) of the Treasury Regulations that the stock of Gentek Holdings is not a United States real property interest within the meaning of Section 897(c)(1) of the Code.

              (e) The Ancillary Agreements shall have been executed and delivered by each of the parties thereto and shall be in full force and effect; and

              (f) The Restructuring shall have been consummated in accordance in all material respects with the Restructuring Agreement and on terms reasonably satisfactory to Purchaser and Sellers.

         SECTION 7.02. Additional Condition to Obligations of the Sellers. The obligations of each of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions:

              (i) The representations and warranties of Purchaser contained in this Agreement shall have been true, complete and correct in all material respects when made and shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date), and the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects, and the Sellers' Representative shall have received a certificate from Purchaser to such effect signed by a duly authorized officer thereof;

              (ii) The Sellers' Representative shall have received a true, complete and correct copy, certified by the secretary or an assistant secretary of Purchaser, of the resolutions duly and validly adopted by the board of directors of Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

              (iii) The Sellers' Representative shall have received a certificate of the secretary or an assistant secretary of Purchaser certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder;

              (iv) The Sellers' Representative shall have received copies of all third party and governmental consents, approvals, and filings required in connection with the consummation of the transactions hereunder; and

              (v) The Sellers' Representative shall have received from counsel to Purchaser legal opinion letters, addressed to the Sellers and the Sellers' Representative and dated the Closing Date, opining as to the matters set forth on Exhibit 7.02(v).

         SECTION 7.03. Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions:

              (i) The representations and warranties of the Sellers, Gentek Holdings and Gentek contained in this Agreement shall have been true, complete and correct in all material respects when made and shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date), and the covenants and agreements contained in this Agreement to be complied with by the Sellers, Gentek Holdings or Gentek on or before the Closing shall have been complied with in all material respects, and Purchaser shall have received a certificate from Gentek Holdings, Gentek and the Sellers, respectively, to such effect signed, in the case of each corporation, by a duly authorized officer thereof;

              (ii) Purchaser shall have received a true, complete and correct copy, certified by the secretary or an assistant secretary of Gentek Holdings, of the resolutions duly and validly adopted by the board of directors of Gentek Holdings evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

              (iii) Purchaser shall have received a certificate of the secretary or an assistant secretary of Gentek Holdings and Gentek certifying the names and signatures of the officers of Gentek Holdings and Gentek authorized to sign this Agreement and the other documents to be delivered hereunder;

              (iv) Purchaser shall have received good standing certificates for Gentek Holdings and Gentek from the Secretary of State of the State of Delaware, in each case dated as of a date not earlier than five Business Days prior to the Closing Date;

              (v) Purchaser shall have received a copy of (A) the certificates of incorporation, as amended, of Gentek Holdings and Gentek, certified by the Secretary of State of the State of Delaware, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the secretary or assistant secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such certificate of incorporation since such date, and (B) the by-laws of Gentek Holdings and Gentek, certified by the secretary or assistant secretary of each such entity;

              (vi) Purchaser shall have received copies of all third party and governmental consents, approvals, releases and filings required in connection with the consummation of the transactions hereunder;

              (vii) Purchaser shall have received from counsel to the Sellers legal opinion letters, addressed to Purchaser and dated the Closing Date, opining as to the matters set forth on Exhibit 7.03(vii), together with a letter to the effect that Purchaser's lenders financing the transaction contemplated hereby may rely on such opinions;

              (viii) Purchaser shall have received on the Closing Date the resignations, effective as of the Closing Date, of each director and officer of Gentek Holdings and Gentek listed on Section 7.03 of the Disclosure Schedule;

              (ix) Purchaser shall have received a copy of the minute books and stock register and corporate seals of Gentek Holdings and Gentek;

              (x) An audit of the financial statements of the Business for the fiscal years ended December 31, 1995 and 1996, in form and substance reasonably satisfactory to Purchaser, shall have been completed, the cost of which shall be solely Purchaser's expense; provided, however, that audit expenses incurred by Gentek Holdings or Gentek for audit services required in connection with Gentek Holdings' and Gentek's own audits independent of the audit referred to in this Section 7.03(x) shall be for the account of Gentek Holdings or Gentek, as the case may be;

              (xi) A title insurance company selected by Purchaser (the "Title Company") shall be willing to insure at standard rates Gentek's marketable title in and to the Owned Real Property in fee simple, such entity's leasehold estate in any financable Leased Real Property (a "Financable Leasehold") free and clear of all Encumbrances other than Permitted Encumbrances, including such endorsements and affirmative coverages as Purchaser reasonably shall require including without limitation non-imputation endorsements. Gentek shall cooperate in good faith with Purchaser in attempting to arrange such coverages including, in connection with the non-imputation endorsements, providing such affidavits as to factual matters with the knowledge of Gentek as Purchaser may reasonably request. Purchaser shall pay all premiums and other costs for obtaining such coverages;

              (xii) Purchaser shall have received a survey, at Purchaser's sole cost and expense, of each parcel of Owned Real Property and each parcel of Leased Real Property on which Gentek has a Financable Leasehold, in each case conforming to the Minimum Standard Detail Requirements jointly established and approved in 1992 by ALTA and ACSM, certified to Gentek, Purchaser, Purchaser's lender, if any, financing the purchase of the Shares contemplated hereby, and the Title Company, and showing no Encumbrances other than Encumbrances that do not materially and adversely affect the value or use of the affected property or the consummation of the transactions contemplated hereby;

              (xiii) All Real Property shall be in substantially the same condition and repair as that on the date hereof, reasonable wear and tear excepted;

              (xiv) Purchaser shall have received evidence reasonably satisfactory to it that UCC-3 termination statements, other terminations, pay-offs and/or releases have been executed, delivered and filed in order to effect releases of Encumbrances on assets of Gentek and Gentek Holdings and satisfy or discharge Liabilities of Gentek and Gentek Holdings (including, without limitation, Liabilities under the Alcan Note), in each case after giving effect to the Restructuring;

              (xv) In the case of the Leased Real Property of Gentek in each of Elkhart, Indiana, Rathdrum, Idaho, and Cedar City, Utah, either
    (A) Purchaser shall have received evidence reasonably satisfactory to Purchaser to the effect that any landlord consent required under the terms of the leases covering such Leased Real Property were obtained in connection with the assignment thereof by Alcan Aluminum Corporation to Gentek or (B) Purchaser shall have received from the landlord of such Leased Real Property an estoppel certificate, in form reasonably satisfactory to Purchaser, in respect of the absence of any such consent;

              (xvi) There shall exist no Funded Debt, other than capitalized lease obligations (under leases that have been disclosed to Purchaser in a notice delivered by the Sellers' Representative on or before the Closing Date) not in excess of $50,000;

              (xvii) The Year-End Balance Sheet shall reflect Year-End Net Assets (taking account only of such captions as appear on the Reference Balance Sheet) of not less than $24,000,000; and

              (xviii)   Between the date hereof and the Closing Date, there
    shall have been no Material Adverse Effect.


                                     ARTICLE VIII

                                TERMINATION AND WAIVER

         SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Closing (i) by the mutual written consent of the parties hereto; (ii) by Purchaser if, between the date hereof and the time scheduled for the Closing, (A) any representation or warranty of the Sellers contained in this Agreement shall not have been true, complete and correct in any material respect when made, or (B) the Sellers shall have failed in any material respect to comply with any covenant or agreement contained in this Agreement to be complied with by them, and in either case and as a result thereof, one or more of the conditions to the obligations of Purchaser to consummate the transactions contemplated by this Agreement could not reasonably be expected to be satisfied on the Closing Date; (iii) by the Sellers' Representative, on behalf of the Sellers, if, between the date hereof and the time scheduled for the Closing, (A) any representation or warranty of Purchaser contained in this Agreement shall not have been true, complete and correct in any material respect when made, or (B) Purchaser shall have failed in any material respect to comply with any covenant or agreement contained in this Agreement to be complied with by it, and in either case and as a result thereof, one or more of the conditions to the obligations of the Sellers to consummate the transactions contemplated by this Agreement could not reasonably be expected to be satisfied on the Closing Date; or (iv) by the Sellers' Representative, on behalf of the Sellers, or Purchaser if the Closing shall not have occurred by July 14, 1997; provided, however, that (A) the right to terminate this Agreement under this clause (iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the primary cause of, or shall have primarily resulted in, the failure of the Closing to occur on or prior to such date, and (B) in the event that on or prior to the date referred to above in this clause (iv) Purchaser shall notify the Sellers' Representative that Purchaser intends to exercise the cure right in respect of financing as provided in Section 9.18, then such date shall be extended to the date that is the earlier of (1) the date on which the cure period provided for in Section 9.18 expires and (2) the date on which Purchaser notifies the Sellers' Representative that it no longer wishes to pursue such cure.

         SECTION 8.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in this Section 8.02 and Sections 5.03, 9.05, 9.16,
9.17 and 9.18 and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

         SECTION 8.03. Waiver. (a) The Sellers' Representative, on behalf of the Sellers, may (i) extend the time for the performance of any of the obligations or other acts of Purchaser, (ii) waive any inaccuracies in the representations and warranties of Purchaser contained herein or in any document delivered by Purchaser pursuant hereto or (iii) waive compliance with any of the agreements or conditions of Purchaser contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Sellers' Representative.

         (b) Purchaser may (i) extend the time for the performance of any of the obligations or other acts of any Seller or the Sellers' Representative,
(ii) waive any inaccuracies in the representations and warranties of any Seller contained herein or in any document delivered by any Seller or the Sellers' Representative pursuant hereto or (iii) waive compliance with any of the agreements or conditions of any Seller or the Sellers' Representative contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Purchaser.

         (c) Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.
The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                      ARTICLE IX

                                    MISCELLANEOUS

         SECTION 9.01. Representations, Warranties, Covenants and Agreements Not to Survive. Except (i) for the provisions of Sections 2.06, 5.03, 5.06, 5.09, 5.13, 5.14, 6.01, 6.02, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07, 9.08, 9.09,
9.11, 9.12, 9.13, 9.14, 9.16 and 9.17 and the first sentence of Section 5.04(a) and (ii) as otherwise specifically provided in the Indemnification Agreement, the representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be conditions of the purchase and sale of the Shares only, and shall expire with, and be terminated and extinguished by the consummation of such purchase and sale of the Shares at the Closing.

         SECTION 9.02. Exclusive Remedy. Except with respect to any fraud or willful misconduct on the part of any Seller or the Sellers' Representative, Purchaser's sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in the Indemnification Agreement and/or the Letter of Credit and Section 9.16 hereof. In furtherance of and subject to the foregoing, Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims (other than claims for fraud) and causes of action it may have, from and after the Closing, against each Seller and the Sellers' Representative and their respective affiliates and each of their respective officers, directors, employees, agents, and representatives relating to the subject matter of this Agreement.

         SECTION 9.03. Adjustment to Purchase Price. The parties hereto shall treat all payments by Newco Holdings under the Indemnification Agreement as adjustments to the Purchase Price under this Agreement.

         SECTION 9.04. Indemnification by Purchaser. (a) Until the earlier of (i) the second anniversary of the Closing Date and (ii) the termination of this Agreement in accordance with its terms, and effective upon and subject to the occurrence of the Closing, Purchaser shall indemnify each Seller, the Sellers' Representative, Newco Holdings and Newco and their respective affiliates and each of their respective officers, directors, employees, agents, successors and assigns (each an "Indemnified Party") with respect to, and hold each of them harmless from and against, any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses, and investigative, corrective, or remedial action costs) suffered, incurred or sustained by any of them or to which any of them becomes subject (including, without limitation, any Action brought or otherwise initiated by any of them) (a "Loss"), resulting from, arising out of or relating to (A) any misrepresentation or any breach of any warranty made by Purchaser contained in this Agreement, unless such misrepresentation or breach shall have been waived in writing by each Seller, the Sellers' Representative, Newco Holdings and Newco prior to the Closing; (B) any breach of any covenant or agreement made by Purchaser contained in this Agreement, unless such breach shall have been waived in writing by each Seller, the Sellers' Representative, Newco Holdings and Newco prior to the Closing; (C)
(1) any collective bargaining agreement listed on Section 3.19 of the Disclosure Schedule applicable to any Fabral Employee, (2) any suit or claim of violation under the Worker Adjustment and Retraining Notification Act of 1988, as amended, for any actions taken by Purchaser, Gentek Holdings or Gentek after the Closing Date with respect to any facility, site of employment, operating unit or Fabral Employee, (3) any action taken on or after the Closing Date by Purchaser, Gentek Holdings or Gentek with respect to any Fabral Employee Plan,(4) any claim arising from events occurring after the Closing Date for payments or benefits by Fabral Employees or their respective beneficiaries under any Fabral Employee Plan; (D) the conduct of the Business or any other action or omission by Purchaser, Gentek Holdings or Gentek after the Closing Date, except, in each case, to the extent such loss arises from a fact or circumstance constituting a breach of representation or warranty made by the Sellers hereunder. To the extent that Purchaser's undertakings set forth in this Section 9.04 may be unenforceable, Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by any Indemnified Party.

         (b)  The indemnification obligations of Purchaser pursuant to
Section 9.04(a)(A) and (B) shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to
Section 9.04(a) exceeds $300,000 (the "Threshold Amount"), and then only to the extent such aggregate amount exceeds the Threshold Amount. In addition, no claim may be made against Purchaser for indemnification pursuant to
Section 9.04(a) for breaches of representations and warranties only with respect to any individual item of Loss, unless such item exceeds $25,000, nor shall any such item be applied to or considered part of the Threshold Amount.
 For the purposes of this Section 9.04(b), in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount (i) net of any Tax benefit to the Indemnified Party or any affiliate thereof and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Indemnified Party or any affiliate thereof from any third party with respect thereto.

         (c) Payments by Purchaser pursuant to Section 9.04(a) shall be limited to the amount of any Losses that remains after deducting therefrom
(i) any Tax benefit to the Indemnified Party or any affiliate thereof and
(ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Indemnified Party or any affiliate thereof with respect thereto. If a payment is made by Purchaser in accordance with this
Section 9.04, and if in a subsequent taxable year a Tax benefit is realized by the Indemnified Party or any affiliate thereof with which the Indemnified Party files a consolidated, combined or unitary Tax return (that was not previously taken into account to reduce an amount otherwise payable by Purchaser under this Section 9.04), the Indemnified Party shall pay to Purchaser at the time of such realization the amount of such Tax benefit to the extent that the Tax benefit would have resulted in a reduction in the amount paid by Purchaser under this Section 9.04 if the Tax benefit had been obtained in the year of such payment. A Tax benefit will be considered to be realized for purposes of this Section 9.04 at the time that it is reflected on a Tax return of the Indemnified Party or any affiliate thereof with which the Indemnified Party files a consolidated, combined or unitary Tax return.

         (d) An Indemnified Party shall give Purchaser notice of any matter which such Indemnified Party has reasonably determined has given or could reasonably be expected to give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided that failure to notify or delay in notifying Purchaser shall not release its obligations under this
Section 9.04, except to the extent such failure or delay actually harms
Purchaser.

         (e)  The obligations and Liabilities of Purchaser under this Section
9.04 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 9.04 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

              (i) If an Indemnified Party shall receive notice of any Third Party Claim, such Indemnified Party shall give Purchaser notice of such Third Party Claim within 30 days (notwithstanding the 60 day period specified in subsection (d) above) of the receipt by such Indemnified Party of such notice; provided that failure to notify or delay in notifying Purchaser shall not release its obligations under this Section 9.04, except to the extent such failure or delay actually harms Purchaser;

              (ii) If Purchaser acknowledges in writing its obligation to indemnify an Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then Purchaser shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to such Indemnified Party within 20 business days of the receipt of such notice from such Indemnified Party. In the event Purchaser shall exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with Purchaser in such defense, and make available to Purchaser at Purchaser's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under such Indemnified Party's control relating thereto as is reasonably required by Purchaser. If Purchaser does not exercise its right to undertake any such defense against any such Third Party Claim, the Indemnified Party may assume such defense, and the reasonable costs incurred by such Indemnified Party in connection with such defense shall be added to the indemnification liability obligations of Purchaser under this Section 9.04. No such Third Party Claim may be settled by Purchaser without the prior written consent of the Indemnified Party, and no such Third Party Claim may be settled by any Indemnified Party without the prior written consent of Purchaser.

         (f) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from Purchaser arising out of or resulting from the causes enumerated in
Section 9.04(A) or (B) shall be an aggregate amount equal to 25 percent of the Purchase Price.

         SECTION 9.05. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that any such costs and expenses (including costs and expenses incurred in connection with obtaining third-party consents) which may become payable in connection with the Restructuring independently of the sale and purchase of the Shares hereunder shall be paid by Newco Holdings or Newco.

         SECTION 9.06. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by courier service, cable, telecopy, telegram, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their addresses set forth on the signature pages to this Agreement (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 9.06).

         SECTION 9.07. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement with respect to this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect thereto without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that such prior written consent (i) shall not be unreasonably withheld and (ii) shall not be required for releases, announcements or communications to the extent obtaining such prior written consent would prevent the timely and accurate dissemination of information as required to comply with any applicable Law.

         SECTION 9.08. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

         SECTION 9.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 9.10. Entire Agreement. This Agreement, the exhibits and schedules hereto, the Disclosure Schedule and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, covenants, representations, warranties, undertakings and understandings, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

         SECTION 9.11. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers' Representative, on behalf of the Sellers, and Purchaser (which consent may be granted or withheld in the reasonable discretion of each such party); provided that Purchaser may, without such written consent (but subject to prior written notice thereof to the Sellers' Representative), assign, directly or indirectly, any or all of its rights and obligations hereunder to any of its affiliates, to any affiliate of Citicorp Venture Capital, Ltd., to any person which provides financing to Purchaser, Gentek Holdings, Gentek or any of their subsidiaries or affiliates, or to any subsequent purchaser of Gentek Holdings, Gentek or any of their subsidiaries (whether through merger, consolidation, sale of stock, sale of assets or otherwise); provided further that no such assignment shall relieve Purchaser of any of its obligations hereunder in the event any such assignee shall fail timely to perform any of such assignee's obligations hereunder.

         SECTION 9.12. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their permitted assigns and the Indemnified Parties and nothing herein, whether express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.13. Amendment. This Agreement may not be amended, restated, supplemented or otherwise modified except (i) by an instrument in writing signed by the Sellers' Representative, on behalf of the Sellers, and Purchaser or (ii) by a waiver in accordance with Section 8.03.

         SECTION 9.14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICTS, OF THE STATE OF NEW YORK.

         SECTION 9.15. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.16. Specific Performance. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this

Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         SECTION 9.17. Waiver of Jury Trial. Each of the parties hereto waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties to this Agreement each hereby agrees that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

         SECTION 9.18. Liquidated Damages. In the event that circumstances should occur in which the representation and warranty made by Purchaser in
Section 4.06 is breached, Purchaser shall pay to Gentek, on demand, liquidated damages in the amount of $15 million in immediately available funds. Notwithstanding the foregoing, Purchaser shall have 30 days (commencing on the date of such breach) within which to cure such breach (during which it shall not be obligated to pay such liquidated damages); provided that, at the time such breach is cured, if at all, (i) each of the conditions to Purchaser's obligations to consummate the transactions contemplated by this Agreement shall be deemed satisfied, notwithstanding any subsequent event which would otherwise cause any such condition not to have been satisfied (other than any subsequent event or change in circumstances primarily caused by an act or omission to act of any of the Sellers, Newco, Newco Holdings, Gentek or Gentek Holdings), and (ii) each of the conditions to the Sellers' obligations to consummate the transactions contemplated by this Agreement must continue to be satisfied; provided, further, that Purchaser shall not be obligated to pay such liquidated damages if, before the expiration of the period for Purchaser's exercise of the cure right provided for in this Section 9.18, both (A) the condition specified in
Section 7.01(a) or the portion of the condition specified in Section 7.01(b) relating to Actions by Governmental Authorities shall cease to be fulfilled and (B) Purchaser, with the good faith cooperation of the Sellers, shall have acted with all reasonable diligence and in good faith to effect reinstatement of fulfillment of such conditions. The parties acknowledge that payment of such liquidated damages is not intended as a forfeiture or penalty, but is a reasonable estimate of the actual damages that Gentek, Gentek Holdings and the Sellers would incur if Purchaser were to breach the representation and warranty made in Section 4.06, and that it would be impracticable and extremely difficult to ascertain the amount of such damages.

         IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer(s) to execute, this Agreement as of the date first written above.

                                  SELLERS
                                  -------

                                  GENSTAR CAPITAL CORPORATION


                                  By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                  By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                  Scotia Plaza
                                  40 King Street West, Suite 4900
                                  Toronto, Ontario
                                  Canada  M5H 4A2
                                  Attention:  John McCarthy
                                  Telephone:  (416) 360-4632
                                  Telecopy:  (416) 360-1714


                                  ONTARIO TEACHERS' PENSION
                                       PLAN BOARD


                                  By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                  5650 Yonge Street
                                  North York, Ontario
                                  Canada  M2M 4H5
                                  Attention:  Todd Hryhorczuk
                                  Telephone:  (416) 730-5388
                                  Telecopy:  (416) 730-5374

                                  -----------------------------------
                                  DAVID L. BURKE

                                  7118 Colesbrooke Drive
                                  Hudson, Ohio  44236


                                  -----------------------------------
                                  KONG H. CHEN

                                  603 Minette Circle
                                  Mississauga, Ontario
                                  Canada  L5A 3B9


                                  -----------------------------------
                                  GEORGE E. ECKERD

                                  12150 Old Stone Drive
                                  Indianapolis, Indiana  46236


                                  -----------------------------------
                                  PAUL E. ERB, JR.

                                  1990 Copperfield Drive
                                  Lancaster, Pennsylvania  17603


                                  -----------------------------------
                                  J. HERBERT GAUL, JR.

                                  c/o Gentek Building Products, Inc.
                                  29325 Chagrin Blvd.
                                  Cleveland, Ohio  44122


                                  -----------------------------------
                                  RUSSEL H. HENK

                                  400 Stonegate Court
                                  Millersville, Pennsylvania  17551

                                  -----------------------------------
                                  JOSEPH P. IPPOLITO

                                  1 Gates Ct.
                                  Cranbury, New Jersey  08512


                                  -----------------------------------
                                  DARVIN L. KING

                                  760 West Streetsboro Rd., Rt. 303
                                  Hudson, Ohio  44236


                                  -----------------------------------
                                  STEPHEN L. KLEIN

                                  5037 Boulder Creek Drive
                                  Solon, Ohio  44139


                                  -----------------------------------
                                  ALAIN LAROSE

                                  1838 Borry
                                  Varennes, Quebec
                                  Canada  J3X 1M4


                                  -----------------------------------
                                  JAMES F. MCGLINN

                                  26312 Ibeza
                                  Mission Viejo, California  92692


                                  -----------------------------------
                                  JEFFREY V. MILLER

                                  1449 Arthur Drive
                                  Wooster, Ohio  44691

                                  -----------------------------------
                                  MICHAEL C. MILLER

                                  13319 14A Avenue
                                  Surrey, British Columbia
                                  Canada  V4A 6P3


                                  -----------------------------------
                                  WAYNE G. PALMER

                                  686 Artreva Crescent
                                  Burlington, Ontario
                                  Canada  L7L 2B6


                                  -----------------------------------
                                  GERARD D. PAPAZIAN

                                  1518 Quarry Lane
                                  Lancaster, Pennsylvania  17603


                                  -----------------------------------
                                  JAN P. RANDLES

                                  135 Grey Fox Run
                                  Bentleyville, Ohio  44022


                                  -----------------------------------
                                  ALAIN ROBITAILLE

                                  37 Robinwood Crescent
                                  London, Ontario
                                  Canada  N6G 4M5


                                  -----------------------------------
                                  DONALD L. SPERRY

                                  507-5 Deer Run
                                  Aurora, Ohio  44202

                                  -----------------------------------
                                  DANIEL R. TAYLOR

                                  c/o Gentek Building Products, Inc.
                                  29325 Chagrin Blvd.
                                  Cleveland, Ohio  44122


                                  -----------------------------------
                                  DENNIS M. THOMPSON

                                  912 Lake Avenue
                                  Spring Lake Heights, New Jersey  07762


                                  -----------------------------------
                                  JOHN UMIASTOWSKI

                                  164 Seigniorly Ave., #201
                                  Pointe Claire, Quebec
                                  Canada  H9R 1K1


                                  SELLERS' REPRESENTATIVE
                                  -----------------------

                                  GENSTAR CAPITAL CORPORATION


                                  By:  -----------------------------------
                                       Name:
                                       Title:


                                  By:  -----------------------------------
                                       Name:
                                       Title:

                                  Scotia Plaza
                                  40 King Street West, Suite 4900
                                  Toronto, Ontario
                                  Canada  M5H 4A2
                                  Attention:  John McCarthy
                                  Telephone:  (416) 360-4632
                                  Telecopy:  (416) 360-21714

                                  GENTEK HOLDINGS
                                  ---------------

                                  GENTEK HOLDINGS, INC.


                                  By:  -----------------------------------
                                       Name:
                                       Title:


                                  By:  -----------------------------------
                                       Name:
                                       Title:

                                  c/o Gentek Building Products, Inc.
                                  29325 Chagrin Boulevard
                                  Cleveland, Ohio  44122
                                  Attention:  President
                                  Telephone:  (216) 514-3501
                                  Telecopy:  (216) 514-3572


                                  GENTEK
                                  ------

                                  GENTEK BUILDING PRODUCTS, INC.


                                  By:  -----------------------------------
                                       Name:
                                       Title:


                                  By:  -----------------------------------
                                       Name:
                                       Title:

                                  29325 Chagrin Boulevard
                                  Cleveland, Ohio  44122
                                  Attention:  President
                                  Telephone:  (216) 514-3501
                                  Telecopy:  (216) 514-3572

                                  PURCHASER
                                  ---------

                                  AMERIMAX FABRICATED
                                       PRODUCTS, INC.


                                  By:  -----------------------------------
                                       Name:
                                       Title:

                                  5335 Triangle Parkway
                                  Suite 550
                                  Norcross, Georgia  30092
                                  Attention:  J. David Smith,
                                            Chief Executive Officer
                                  Telephone:  (770) 449-7066
                                  Telecopy:  (770) 449-3554

                                  with a copy to:

                                  Citicorp Venture Capital, Ltd.
                                  399 Park Avenue, 14th Floor
                                  New York, New York  10043
                                  Attention:  Joseph M. Silvestri
                                  Telephone:  (212) 559-2081
                                  Telecopy:  (212) 888-2940

                                                                      SCHEDULE I

                          STOCKHOLDERS/STOCK OWNERSHIP

                                                                 SHARES* HELD
                                                            -----------------------
                       STOCKHOLDER                          UNRESTRICTED RESTRICTED
                       -----------                          ------------ ----------
Genstar Capital Corporation...............................     950,000           --
Ontario Teachers' Pension Plan Board......................     400,000           --
Management Stockholders:
     David L. Burke.......................................         507           --
     Kong H. Chen.........................................       1,500           --
     George E. Eckerd.....................................         100           65
     Paul E. Erb, Jr. ....................................         500          325
     J. Herbert Gaul, Jr. ................................       5,000        1,625
     Russel H. Henk.......................................         500          325
     Joseph P. Ippolito...................................       1,100           --
     Darvin L. King.......................................         600          390
     Stephen L. Klein.....................................       1,500          975
     Alain Larose.........................................         250           --
     James F. McGlinn.....................................         507          325
     Jeffrey V. Miller....................................       1,000           --
     Michael C. Miller....................................       1,000           --
     Wayne G. Palmer......................................         250           --
     Gerard D. Papazian...................................       1,800        1,170
     Jan P. Randles.......................................      10,000           --
     Alain Robitaille.....................................         500           --
     Donald L. Sperry.....................................       5,071        3,250
     Daniel R. Taylor.....................................       2,250        1,463
     Dennis M. Thompson...................................         500          325
     John Umiastowski.....................................         415           --
                                                            ------------  ---------
                                                     Total:  1,384,850       10,238
                                                            ------------  ---------
                                                            ------------  ---------

------------------------
* Class A common stock, par value $.01 per share, of Gentek Holdings, except for the shares held by OTPPB, which are Class C common stock, par value $.01 per share, of Gentek Holdings.

                                   AMENDMENT NO. 1
                             TO STOCK PURCHASE AGREEMENT


    AMENDMENT NO. 1, dated as of July ___, 1997 ("Amendment No. 1"), to that certain Stock Purchase Agreement, dated as of April 28, 1997 (the "Agreement"), among GENSTAR CAPITAL CORPORATION, a corporation organized and existing under the laws of the Province of Alberta, Canada ("Genstar"), the ONTARIO TEACHERS' PENSION PLAN BOARD, a non-share capital corporation organized and existing under the Teachers' Pension Act R.S.O 1990, C.T.I. (Ontario) ("OTPPB"), and the MANAGEMENT STOCKHOLDERS of Gentek Holdings (as defined below) listed on Schedule I to the Agreement (the "Management Stockholders" and, together with Genstar and OTPPB, the "Sellers"), as sellers; GENSTAR CAPITAL CORPORATION, a corporation organized and existing under the laws of the Province of Alberta, Canada (the "Sellers' Representative") (or such other person or persons as may succeed Genstar (or any successor thereto) in accordance with the terms of the Sellers' Representative Agreement (as defined in the Agreement)), as the Sellers' representative hereunder; GENTEK HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek Holdings"), and GENTEK BUILDING PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek") and a direct wholly owned subsidiary of Gentek Holdings; and AMERIMAX FABRICATED PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware ("Purchaser"), as purchaser.

                                 W I T N E S S E T H:
                                 --------------------

    WHEREAS, the parties to the Agreement, pursuant to Section 9.13 of the Agreement, desire to amend the Agreement; and

    WHEREAS, the Required Sellers (as defined in the Sellers' Representative Agreement) have authorized the Sellers' Representative to execute this Amendment No. 1 on behalf of the Sellers pursuant to the Sellers'
Representation Agreement.

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Agreement pursuant to Section 9.13 of the Agreement as follows:

    SECTION 1.     Amendments to the Agreement.

    (a) Section 2.03 of the Agreement is amended by replacing "July 14, 1997" with "July 15, 1997."

    (b)  Section 3.03(a) of the Agreement is amended and restated as follows:

    "SECTION 3.03. Capital Stock of Gentek Holdings and Gentek; Ownership of the Shares. (a) The authorized capital stock of Gentek Holdings consists of 2,000,000 shares of Class A common stock, par value $.01 per share (the "Class A Common Stock"), 2,000,000 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock"), 1,000,000 shares of Class C common stock, par value $.01 per share (the "Class C Common Stock"), and 1,000,000 shares of Class D common stock, par value $.01 per share (the "Class D Common Stock"). There is no other capital stock authorized for issuance. After giving effect to the Restructuring, there will be 497,128 shares of Class A Common Stock, no shares of Class B Common Stock, 200,000 shares of Class C Common Stock, and no shares of Class D Common Stock issued and outstanding, all of which outstanding shares will be validly issued, fully paid and nonassessable. After giving effect to the Restructuring, there will be no options, warrants, convertible securities, stock appreciation rights, phantom stock rights, profit participation rights, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Gentek Holdings or obligating such person to issue or sell any shares of capital stock of, or any other interest in, Gentek Holdings other than pursuant to this Agreement. After giving effect to the Restructuring, the Shares will constitute all of the issued and outstanding capital stock of Gentek Holdings and the number of Shares set forth opposite each Seller's name on
    Schedule I hereto will be owned of record and beneficially solely by such Seller, free and clear of all Encumbrances and all other shares of capital stock of Gentek Holdings previously issued and outstanding and which have been purchased by Gentek Holdings shall have been duly cancelled."

    (c)  Section 3.06 of the Agreement is amended and restated as follows:

    "SECTION 3.06. Financial Information. The Sellers' Representative has delivered or caused to be delivered to Purchaser copies of the audited consolidated balance sheets of Gentek Holdings and its subsidiaries as at December 31, 1994 and 1995, and the related consolidated statements of income, retained earnings, shareholders' equity and changes in financial position of Gentek Holdings and its Subsidiaries for the partial fiscal year ended December 31, 1994 and the fiscal year ended December 31, 1995, together with all related notes and schedules thereto (collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books of account and other financial records of Gentek Holdings (which books of account and other financial records are accurate and complete in all material respects), (ii) present fairly the consolidated financial condition and results of operations of Gentek Holdings and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP (except with respect to calculating earnings per share) and (iv) include all adjustments that are necessary for a fair presentation of the consolidated financial condition and the results of the operations of Gentek Holdings and its subsidiaries as of the dates thereof or for the periods covered thereby. Upon delivery of the financial statements referred to in Section 7.03(xix), such financial statements (i) will have been prepared in accordance with the books of account and other financial records of Gentek Holdings (which books of account and other financial records are accurate and complete in all material respects), (ii) will present fairly the consolidated financial condition and results of operations of Gentek Holdings and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) will have been prepared in accordance with U.S. GAAP (except with respect to calculating earnings per share) and (iv) will include all adjustments that are necessary for a fair presentation of the consolidated financial condition and the results of the operations of Gentek Holdings and its subsidiaries as of the dates thereof or for the periods covered thereby. The Reference Balance Sheet (1) was prepared in accordance with the books of account and other financial records of Gentek Holdings and Gentek (which books of account and other financial records are accurate and complete in all material respects), (2) presents fairly the consolidated financial condition of Gentek Holdings and Gentek and their respective subsidiaries as of the date thereof and (3) has been prepared in accordance with U.S. GAAP except as set forth on Section 1.01 of the Disclosure Schedule and as set forth in the definition of the Accounting Policies and Procedures in a manner consistent with past practice, except as otherwise noted therein and subject to the absence of footnote disclosure and changes resulting from normal and customary year-end audit adjustments."

    (d) Section 7.03 of the Agreement is amended to add subparagraph 7.03(xix) to the end thereof as follows:

    "(xix)    The Sellers' Representative shall deliver or cause to be
    delivered to Purchaser copies of the audited consolidated balance sheets of Gentek Holdings and its subsidiaries as at December 31, 1996, and the related consolidated statements of income, retained earnings, shareholders' equity and changes in financial position of Gentek Holdings and its Subsidiaries for the fiscal year ended December 31, 1996, together with all related notes and schedules thereto."

    (e) Section 8.01(iv) is amended by replacing "July 14, 1997" with "July 15, 1997."

    (f) The form of Restructuring Agreement (as defined in the Agreement) attached as Exhibit 5.08 to the Agreement is amended and restated in the form attached hereto as Annex 1.

    (g) Schedule I to the Agreement is amended and restated in the form attached hereto as Annex 2.

    SECTION 2.  Waiver of Inaccuracy in Agreement by Purchaser.

    (a) Pursuant to Section 8.03(b) of the Agreement, Purchaser hereby expressly waives any breach of Section 3.03(a) or 3.06 of the Agreement occurring prior to the effectiveness of Section 1 hereof.

    (b) The waiver and agreement set forth in paragraph (a) of this section shall not be construed as a waiver of any other term or condition of this Agreement.

    SECTION 3.  Reference to and Effect on the Agreement.

    (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Agreement to "this Agreement," "the Agreement,", "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended by Section 1 hereof.

    (b) Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

    SECTION 4. Execution and Counterparts. This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer to execute, this Amendment No. 1 as of the date first written above.

                                           GENSTAR CAPITAL CORPORATION


                                           By:
                                               -------------------------
                                               Name:
                                               Title:


                                           ONTARIO TEACHERS' PENSION
                                               PLAN BOARD


                                           By:
                                               --------------------------
                                               Name:
                                               Title:


                                           SELLERS' REPRESENTATIVE
                                           ------------------------
                                           ON BEHALF OF THE SELLERS

                                           GENSTAR CAPITAL CORPORATION


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:

                                           GENTEK HOLDINGS
                                           ---------------
                                           GENTEK HOLDINGS, INC.


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:


                                           GENTEK
                                           ------
                                           GENTEK BUILDING PRODUCTS, INC.


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:


                                           PURCHASER
                                           ---------

                                           AMERIMAX FABRICATED
                                             PRODUCTS, INC.


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:

                                   ANNEX 2
                                      to
                  Amendment No. 1 to Stock Purchase Agreement
                                                                      SCHEDULE I

                         STOCKHOLDERS/STOCK OWNERSHIP

                                                         SHARES* HELD
                                                   --------------------------
                STOCKHOLDER                        UNRESTRICTED   RESTRICTED
                -----------                        ------------   -----------
Genstar Capital Corporation....................      475,000           --
Ontario Teachers' Pension Plan Board...........      200,000           --
Management Stockholders:
     David L. Burke............................          253.5         --
     Kong H. Chen..............................          750           --
     George E. Eckerd..........................           50           32.5
     Paul E. Erb, Jr. .........................          250          162.5
     J. Herbert Gaul, Jr. .....................        2,500          812.5
     Russel H. Henk............................          250          162.5
     Joseph P. Ippolito........................          550           --
     Darvin L. King............................          300          195
     Stephen L. Klein..........................          750          487.5
     Alain Larose..............................          125           --
     Jeffrey V. Miller.........................          500           --
     Michael C. Miller.........................          500           --
     Wayne G. Palmer...........................          125           --
     Gerard D. Papazian........................          900          585
     Jan P. Randles............................        5,000           --
     Alain Robitaille..........................          250           --
     Donald L. Sperry..........................        2,535.5      1,625
     Daniel R. Taylor..........................        1,125          731.5
     Dennis M. Thompson........................          250          162.5
     John Umiastowski..........................          207.5         --
                                                     ---------      -------
                                         Total:      692,171.5      4,956.5
                                                     ---------      -------
                                                     ---------      -------

------------------------

* Class A common stock, par value $.01 per share, of Gentek Holdings, except for the shares held by OTPPB, which are Class C common stock, par value $.01 per share, of Gentek Holdings.

                                   AMENDMENT NO. 2
                             TO STOCK PURCHASE AGREEMENT


    AMENDMENT NO. 2, dated as of July 16, 1997 ("Amendment No. 2"), to that certain Stock Purchase Agreement, dated as of April 28, 1997 (the "Agreement"), among GENSTAR CAPITAL CORPORATION, a corporation organized and existing under the laws of the Province of Alberta, Canada ("Genstar"), the ONTARIO TEACHERS' PENSION PLAN BOARD, a non-share capital corporation organized and existing under the Teachers' Pension Act R.S.O 1990, C.T.I. (Ontario) ("OTPPB"), and the MANAGEMENT STOCKHOLDERS of Gentek Holdings (as defined below) listed on Schedule I to the Agreement (the "Management Stockholders" and, together with Genstar and OTPPB, the "Sellers"), as sellers; GENSTAR CAPITAL CORPORATION, a corporation organized and existing under the laws of the Province of Alberta, Canada (the "Sellers' Representative") (or such other person or persons as may succeed Genstar (or any successor thereto) in accordance with the terms of the Sellers' Representative Agreement (as defined in the Agreement)), as the Sellers' representative hereunder; GENTEK HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek Holdings"), and GENTEK BUILDING PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware ("Gentek") and a direct wholly owned subsidiary of Gentek Holdings; and AMERIMAX FABRICATED PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware ("Purchaser"), as purchaser.


                                 W I T N E S S E T H:
                                 --------------------

    WHEREAS, the parties to the Agreement, pursuant to Section 9.13 of the Agreement, desire to amend the Agreement; and

    WHEREAS, the Required Sellers (as defined in the Sellers' Representative Agreement) have authorized the Sellers' Representative to execute this Amendment No. 2 on behalf of the Sellers pursuant to the Sellers'
Representation Agreement.

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Agreement pursuant to Section 9.13 of the Agreement as follows:

    SECTION 1.     Amendments to the Agreement.

    (a) Section 1.01 of the Agreement is amended by amending and restating the definitions of "Closing Date Balance Sheet", "Closing Date Funded Debt", "Closing Date Net Assets" and "Funded Debt" as follows:

    "Closing Date Balance Sheet" shall mean the audited consolidated balance sheet of Gentek Holdings and Gentek, after giving effect to the pro forma effect of the Restructuring, as at 12:01 a.m. on July 14, 1997, prepared in accordance with U.S. GAAP.

    "Closing Date Funded Debt" shall mean the Funded Debt as of the Closing Date (effective as of 12:01 a.m. on July 14, 1997), if any, as reflected on the Closing Date Balance Sheet.

    "Closing Date Net Assets" shall mean the Tangible Net Assets as of the Closing Date (effective as of 12:01 a.m. on July 14, 1997), as reflected on the Closing Date Balance Sheet, determined in accordance with U.S. GAAP.

    "Funded Debt" means, without duplication, the aggregate amount of all obligations due under indebtedness for borrowed money and capitalized leases (as determined in accordance with U.S. GAAP) of Gentek, Gentek Holdings, and their respective Subsidiaries, in each case after giving effect to the Restructuring as of 12:01 a.m. on July 14, 1997, including, without limitation, all obligations for principal, interest, premiums, fees, expenses, overadvances, overdrafts, breakage costs and indemnities due thereunder; provided, that in no event shall Funded Debt include indebtedness incurred by Purchaser, Gentek, or Gentek Holdings at the Closing for purposes of financing Purchaser's acquisition of the Shares hereunder.

    (b)  Section 2.02 of the Agreement is amended and restated as follows:

    "SECTION 2.02 Purchase Price. Subject to the adjustments provided for in Section 2.06, the aggregate purchase price for the Shares shall be $72,000,000 plus all cash and cash equivalents reflected on the books of Gentek Holdings and Gentek at the close of business on the business day immediately preceding the Closing Date (effective as of 12:01 a.m. on July 14, 1997) after giving effect to the Restructuring (such amount, the "Purchase Price")."

    (c) Section 2.03 of the Agreement is amended by replacing "July 15, 1997" with "July 17, 1997."

    (d) Section 8.01(iv) of the Agreement is amended by replacing "July 15, 1997" with "July 17, 1997."

    SECTION 2.     Reference to and Effect on the Agreement.

    (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Agreement to "this Agreement," "the Agreement,", "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended by Section 1 hereof.

    (b) Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

    SECTION 3. Execution and Counterparts. This Amendment No. 2 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer to execute, this Amendment No. 2 as of the date first written above.

                                           SELLERS' REPRESENTATIVE
                                           -----------------------
                                           ON BEHALF OF THE SELLERS


                                           GENSTAR CAPITAL CORPORATION


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:



                                           PURCHASER
                                           ---------
                                           AMERIMAX FABRICATED
                                             PRODUCTS, INC.


                                           By:
                                               ---------------------------
                                               Name:
                                               Title:

                   LIST OF EXHIBITS AND DISCLOSURE SECTIONS


Exhibit 1.01(a)      Form of Indemnification Agreement
Exhibit 1.01(b)      Form of Noncompetition Agreement
Exhibit 1.01(c)      Form of Sellers' Representative Agreement
Exhibit 1.01(d)      Form of Transition Services Agreement
Exhibit 5.08(f)      Restructuring Agreement
Exhibit 7.02(v)      Form of Opinion of Purchaser's Counsel
Exhibit 7.03(vii)    Form of Opinion of Sellers' Counsel

Section 1.01(a)      Accounting
Section 1.01(b)      Canadian Loan Documents
Section 1.01(c)      U.S. Loan Documents
Section 3.04         No Conflict
Section 3.05         Governmental Consents and Approvals
Section 3.07         No Undisclosed Liabilities
Section 3.10         Conduct
Section 3.11         Litigation
Section 3.13         Environmental Matters
Section 3.14         Material Contracts
Section 3.15         Intellectual Property
Section 3.16         Real Property
Section 3.18         Employee Benefit Matters
Section 3.19         Labor Matters
Section 3.21         Accounts; Lockboxes; Safe Deposit Boxes
Section 3.23         Customers and Suppliers
Section 3.25         Insurance
Section 3.26         Warranties
Section 5.06         Use of Name
Section 6.01(a)      Employees
Section 6.02         Collective Bargaining Agreements